UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Pzena Investment Management, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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120 WEST 45TH STREET |Mb NEW YORK, NEW YORK 10036

April 17, 2013

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Pzena Investment Management, Inc. The meeting will be held at 10:00 a.m. local time on Thursday, May 16, 2013 at our offices located at 120 West 45th Street, 20th Floor, New York, New York 10036.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describes the formal business to be transacted at the meeting. Our directors and executive officers will be present at the meeting to respond to questions from our stockholders.

All holders of record of the Company’s shares of common stock outstanding as of the close of business on March 25, 2013 will be entitled to vote at the Annual Meeting.

Please sign and return the enclosed proxy card promptly in the postage-paid envelope.

Sincerely,

Richard S. Pzena
Chairman
Chief Executive Officer
Co-Chief Investment Officer

120 WEST 45TH STREET |Mb NEW YORK, NEW YORK 10036

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 16, 2013

Notice is hereby given that the Annual Meeting of Stockholders of Pzena Investment Management, Inc. will be held at 10:00 a.m. local time at our offices located at 120 West 45th Street, 20th Floor, New York, New York 10036, for the following purposes:

I.	Election of seven directors to our Board of Directors;
II.	Ratification of the appointment of KPMG LLP as independent auditors for our Company for our fiscal year ended December 31, 2013;
III.	Amendment of the Pzena Investment Management, LLC Amended and Restated 2006 Equity Incentive Plan, or the LLC 2006 Plan, to increase the total number of Class B units of Pzena Investment Management, LLC authorized for issuance under the LLC 2006 Plan by 10,000,000 units; and
IV.	Transaction of such other business as may properly come before the Annual Meeting and any and all adjournments and postponements of the Annual Meeting.

You must have owned shares of the Company’s common stock as of the close of business on March 25, 2013 in order to be entitled to receive notice of, and to vote on, all matters presented at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we ask you to please complete, sign and return the enclosed proxy card.

By order of the Board of Directors,

Joan F. Berger
Corporate Secretary

New York, New York
April 17, 2013

i

Page
Proposal 3: Amendment to the Pzena Investment Management, LLC Amended and Restated 2006 Equity Incentive Plan to Authorize an Additional 10,000,000 Class B Units of Pzena Investment Management, LLC for Issuance Under the Plan	39
Other Matters	42
Other Matters to be Considered at the Annual Meeting	42
Solicitation of Proxies	42
Section 16(a) Beneficial Ownership of Reporting Compliance	42
Stockholder Proposals for the Next Annual Meeting	42
Form 10-K of the Company	43
Householding Information	43

ii

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PZENA INVESTMENT MANAGEMENT, INC.
120 West 45th Street
New York, New York 10036

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
to be held at 10:00 a.m. on May 16, 2013

In this Proxy Statement, “we,” “our,” and “us” refers to Pzena Investment Management, Inc. (also referred to as the “Company”) and its consolidated subsidiaries, and “our operating company” refers to Pzena Investment Management, LLC.

THE ANNUAL MEETING

We are furnishing this Proxy Statement to the stockholders of Pzena Investment Management, Inc. as part of the solicitation of proxies by the Board of Directors for use at the Annual Meeting. The Chairman’s letter, the Notice of Annual Meeting of Stockholders, this Proxy Statement, the accompanying proxy card for holders of common stock and the accompanying Annual Report on Form 10-K for our fiscal year ended December 31, 2012, are first being mailed to stockholders on or about April 17, 2013.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 16, 2013

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 are available at www.pzena.com/proxy.

Date, Time and Place

We will hold the Annual Meeting of Stockholders on Thursday, May 16, 2013, at 10:00 a.m. local time, at our offices located at 120 West 45th Street, 20th Floor, New York, New York 10036.

Proposals to be Considered at the Annual Meeting

At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

I.	Election of seven directors to our Board of Directors;
II.	Ratification of the appointment of KPMG LLP as independent auditors for our Company for our fiscal year ending December 31, 2013;
III.	Amendment to the Pzena Investment Management, LLC Amended and Restated 2006 Equity Incentive Plan (the “LLC 2006 Plan”) to increase the total number of Class B units of Pzena Investment Management, LLC authorized for issuance under the LLC 2006 Plan by 10,000,000 units; and
IV.	Transaction of such other business as may properly come before the Annual Meeting and any and all adjournments and postponements of the Annual Meeting.

Who Can Vote

You are entitled to vote if you were a holder of record of the common stock of our Company as of the close of business on March 25, 2013 (the “Record Date”). Your shares can be voted at the meeting only if you are present or represented by a valid proxy card.

All holders of common stock as of the Record Date will be entitled to vote for the election of seven directors to be elected at the Annual Meeting, the ratification of our independent auditors, and the amendment to the LLC 2006 Plan. A list of the stockholders of record of the common stock of our Company as of the Record Date will be available for examination during ordinary business hours, for any purpose germane to the Annual Meeting, at our offices located at 120 West 45th Street, 20th Floor, New York, New York 10036, for a period of at least ten days before the Annual Meeting.

Shares Outstanding and Entitled to Vote; Quorum

As of the Record Date, there were 12,376,154 shares of Class A common stock outstanding and 52,347,982 shares of Class B common stock outstanding. Each holder of Class A common stock as of the Record Date who is represented at the Annual Meeting shall be entitled to cast one vote for each share of Class A common stock held. Each holder of Class B common stock as of the Record Date who is represented at the Annual Meeting shall be entitled to cast five votes for each share of Class B common stock held. The holders of our Class A and Class B common stock, voting together, are entitled to elect the directors, ratify the appointment of the independent auditors, and amend the LLC 2006 Plan.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock will constitute a quorum for the transaction of business at the Annual Meeting.

Vote Required

If a quorum is present, a nominee for election to a position on the Board of Directors will be elected as a director if he receives a plurality of the votes cast at the Annual Meeting.

If a quorum is present, the ratification of KPMG LLP as our independent auditors for our fiscal year ending December 31, 2013 will require the vote of the holders of a majority of the total number of votes of the common stock represented at the meeting and entitled to vote.

If a quorum is present, the approval of the amendment to the LLC 2006 Plan requires a majority of votes cast on the proposal, provided that the total votes cast on the proposal must represent a majority of the votes entitled to vote on the proposal.

We have retained American Stock Transfer & Trust Company, the transfer agent for our Class A common stock, to tabulate the votes at the Annual Meeting.

Effect of Abstentions, Withheld Votes and Broker Non-Votes

Shares of stock represented by properly executed proxies that reflect abstentions, withheld votes and broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum. “Broker non-votes” are proxies received from brokers or other nominees for the beneficial owners of the shares in which the broker or nominee votes on some matters, but not on others because it does not have discretionary authority to vote and has not received voting instructions from the beneficial owner of the shares. Withheld votes and broker non-votes will have no effect on the outcome of the vote on the election of directors. However, abstentions and broker non-votes will have the effect of a vote against the proposal to ratify the appointment of our independent auditors. In addition, broker non-votes can have the effect of a vote against the proposal to approve the amendment to the LLC 2006 Plan if such failures and broker non-votes result in the total number of votes cast on the proposal representing 50% or less of all votes entitled to be cast on the proposal.

Voting by Directors and Executive Officers

At the close of business on the Record Date, our Company’s executive officers and directors owned and were entitled to vote an aggregate of 1,013,225 shares of Class A common stock and 38,364,647 shares of Class B common stock, which represented approximately 70.3 of the combined voting power of the outstanding shares of common stock of our Company. Each of our executive officers and directors has indicated his present intention to vote, or cause to be voted, his shares of common stock for the election of the directors named herein, for the ratification of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2013, and for the amendment of the LLC 2006 Plan. Accordingly, the election of the directors named herein, the ratification of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2013, and the amendment of the LLC 2006 Plan are assured.

How You Can Vote

Registered Holders.  If you are a registered holder of shares of our common stock (i.e., your name is listed on our transfer agent’s books as being held directly by you), you may vote in person at the Annual Meeting. If you vote in person at the Annual Meeting, you will be asked to complete a ballot and submit it to the Chairman of the meeting.

If you are a registered holder, you may also vote by proxy at the Annual Meeting. To vote by proxy, simply mark your proxy card with respect to the proposals to be voted upon, date and sign it, and return it in the postage-paid envelope provided. All shares entitled to vote and represented by properly executed proxy cards that are received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards.

Registered holders will not be able to vote by telephone or via the internet.

Beneficial Holders.  If you are not the holder of record of your shares (i.e., they are held in the name of a broker, bank or other nominee), you will receive a voting card from your broker, bank or other nominee (or an agent acting on behalf of such institution) that you must return to your broker, bank or other nominee or its agent in order for your shares to be voted. Your shares will then be voted by proxy by your broker, bank or other nominee. Alternatively, if you are not a holder of record of your shares, you will be entitled to vote electronically through the Internet or by telephone by following the instructions on the voting card that you receive from your broker, bank or other nominee (or an agent acting on behalf of such institution).

If your shares of common stock are held by a broker, bank or other nominee and you wish to vote those shares in person at the Annual Meeting, you must obtain from the nominee holding your shares a properly executed legal proxy, identifying you as a stockholder of our Company, authorizing you to act on behalf of the nominee at the Annual Meeting and specifying the number of shares with respect to which the authorization is granted.

Effect of Not Casting Your Vote

Registered Holders.  If you are a registered holder of shares of our common stock and you do not cast your vote, either in person or by proxy, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Beneficial Holders.  If you are a beneficial holder whose shares are held in the name of a broker, bank or other nominee, it is critical that you cast your vote if you want it to count in the election of directors or the proposal to amend the LLC 2006 Plan. Your bank or broker is not allowed to vote your uninstructed shares on these proposals on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, or the proposal to amend the LLC 2006 Plan, no votes will be cast on your behalf in respect of these matters.

Your bank or broker will, however, have discretion to vote any uninstructed shares on the ratification of the appointment of the independent auditors.

Voting of Proxies

Where a signed proxy card is returned, but no specific instructions are indicated, your shares will be voted FOR the election of all directors named in this Proxy Statement and each of the other proposals. Proxy cards marked as abstaining or withholding a vote will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as a vote cast in respect of any matter as to which abstinence or withholding a vote is indicated.

Revocation of Proxy Card

If you vote by proxy card, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by:

•	signing a written notice of revocation, dated later than the proxy card, and returning it to us, at 120 West 45th Street, 20th Floor, New York, New York 10036 (Attention: Corporate Secretary), prior to the Annual Meeting;
•	signing another proxy card with a later date and returning it to us, at 120 West 45th Street, 20th Floor, New York, New York 10036 (Attention: Corporate Secretary), prior to the Annual Meeting; or
•	attending the Annual Meeting in person and casting a ballot (although attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy card).

If you are a beneficial holder whose shares are held in the name of a broker, bank or other nominee, and you vote by the internet or by telephone, you may vote again at a later date, using the same procedure, in which case the later submitted vote will be recorded and the earlier vote revoked.

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SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Class A common stock and Class B common stock by the following persons as of the Record Date (except as otherwise noted):

•	each of our named executive officers;
•	each of our directors;
•	all of our directors and executive officers as a group; and
•	each person or group of affiliated persons known to us to beneficially own more than 5% of our Class A common stock or Class B common stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying options and warrants held by that person that are exercisable within 60 days of the Record Date are considered to be outstanding. However, the numbers in the percent of combined voting power column do not give effect to any options or warrants held by the persons listed in the table. To our knowledge, except as indicated in the footnotes to this table and subject to community property laws, where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The address for those individuals for which an address is not otherwise indicated is: c/o Pzena Investment Management, Inc., 120 West 45th Street, New York, New York 10036.

	Class A Shares Beneficially Owned(1)			Class B Shares Beneficially Owned(1)			Percent of Combined Voting Power(1)
Name of Beneficial Owner	Number of Shares		Percent(2)	Number of Shares		Percent(3)
Richard S. Pzena	106		*	24,528,620	(4)(5)	46.7	44.4
Gary J. Bachman	7,414		*	—		—	*
John P. Goetz	—		—	5,951,755	(4)(5)	11.3	10.5
William L. Lipsey	—		—	5,437,910	(4)(5)	10.4	9.6
Antonio DeSpirito, III	850,737	(6)	6.7	1,071,617	(5)	2.0	1.4
Michael D. Peterson	320,000		2.6	2,305,207	(4)(5)	4.4	4.0
Steven M. Galbraith	63,807	(7)	1.0	—		—	*
Joel M. Greenblatt	62,576	(8)	1.0	247,708	(9)	*	*
Richard P. Meyerowich	63,039	(10)	1.0	—		—	*
Ronald W. Tysoe	56,935	(7)	*	—		—	*
All executive officers and directors as a group (10 persons)	1,424,614	(11)	11.1	39,542,817	(12)	74.0	70.3	(13)
A. Rama Krishna(14) 18 Sidney Lanier Lane Greenwich, CT 06831	177,462		1.4	4,586,539	(4)	8.8	8.4
Cacti Asset Management, LLC(15) 6355 Peachtree Road, Suite 101 Atlanta, GA 30319	1,003,750		8.1	—		—	*

	Class A Shares Beneficially Owned(1)		Class B Shares Beneficially Owned(1)		Percent of Combined Voting Power(1)
Name of Beneficial Owner	Number of Shares	Percent(2)	Number of Shares	Percent(3)
DePrince, Race & Zol1o, Inc.(16) 250 Park Avenue South, Suite 250 Winter Park, FL 32789	778,634	6.3	—	—	*
Penn Capital Management(17) Navy Yard Corporate Center Three Crescent Drive, Suite 400 Philadelphia, PA 19112	561,219	4.5	—	—	*
Punch & Associates Investment Management, Inc.(18) 3601 West 76th Street, Suite 225 Edina, Minnesota 55435	1,049,308	8.5	—	—	*
The Vanguard Group(19) 100 Vanguard Boulevard Malvern, PA 1955	646,288	5.2	—	—	*

*	Less than 1%
(1)	Each share of our Class A common stock is entitled to one vote per share and each share of our Class B common stock is entitled to five votes per share, for so long as the number of shares of our Class B common stock outstanding constitutes at least 20% of the total number of shares of our common stock outstanding.
(2)	Based on 12,376,154 shares of Class A common stock outstanding as of the Record Date.
(3)	Based on 52,347,982 shares of Class B common stock outstanding as of the Record Date.
(4)	Includes the number of shares of our Class B common stock listed below that are directly held by certain trusts established for estate planning purposes by the individuals listed below. In the case of certain trusts established by Mr. Pzena, Mr. Pzena may be deemed to beneficially own the shares directly held by these trusts because he may be considered to share dispositive power over securities held by these trusts, along with their respective trustees, pursuant to the terms of the applicable trust agreements. With the exception of the trust for which Mr. Peterson is a trustee and which owns 210,000 shares of Class B common stock, each of the individuals listed below disclaims beneficial ownership of the number of shares of Class B common stock held by the applicable trusts.

Named Executive Officer	Number of Shares of Class B Common Stock Held by Trust(s)
Richard S. Pzena	6,258,600
John P. Goetz	708,970
William L. Lipsey	1,271,420
Michael D. Peterson	420,000
A. Rama Krishna	625,500
(5)	Includes options to purchase the number of Class B units of our operating company set forth below opposite the individuals listed below, which are currently exercisable. Upon exercise, the holders of these options are entitled to purchase the same number of shares of our Class B common stock.

Named Executive Officer	Options to Acquire Class B Units
Richard S. Pzena	200,000
John P. Goetz	200,000
William L. Lipsey	200,000
Antonio DeSpirito, III	418,301
Michael D. Peterson	159,869

(6)	Includes options to purchase 250,000 shares of Class A common stock which are currently exercisable.
(7)	Includes 40,347 shares of Phantom Stock (inclusive of additional Phantom Stock issued in connection with dividend payments made thereon), each share of which is the economic equivalent of one share of our Class A common stock. The shares of Phantom Stock become payable in a single distribution of an equal number of shares of Class A common stock at such time as elected by each non-employee director at the time such deferral was elected pursuant to the Pzena Investment Management, Inc. Nonemployee Director Deferred Compensation Plan (the “Director Plan”). For a description of the Director Plan, see “Executive Compensation — Summary Executive Compensation — Pzena Investment Management, Inc. Nonemployee Director Deferred Compensation Plan.”
(8)	Includes 40,116 shares of Phantom Stock (inclusive of additional Phantom Stock issued in connection with dividend payments made thereon), each share of which is the economic equivalent of one share of our Class A common stock. The shares of Phantom Stock become payable in a single distribution of an equal number of shares of Class A common stock at such time as elected by each non-employee director at the time such deferral was elected pursuant to the Director Plan. For a description of the Director Plan, see “Executive Compensation — Summary Executive Compensation — Pzena Investment Management, Inc. Nonemployee Director Deferred Compensation Plan.”
(9)	Includes 82,200 shares of Class B common stock held directly by family members of Mr. Greenblatt. Mr. Greenblatt disclaims beneficial ownership of all shares of Class B common stock directly held by his family members.
(10)	Includes 40,579 shares of Phantom Stock (inclusive of additional Phantom Stock issued in connection with dividend payments made thereon), each share of which is the economic equivalent of one share of our Class A common stock. The shares of Phantom Stock become payable in a single distribution of an equal number of shares of Class A common stock at such time as elected by each non-employee director at the time such deferral was elected pursuant to the Director Plan. For a description of the Director Plan, see “Executive Compensation — Summary Executive Compensation — Pzena Investment Management, Inc. Nonemployee Director Deferred Compensation Plan.”
(11)	Includes an aggregate of 161,389 shares of Phantom Stock, the terms of which are described in footnotes 7, 8 and 10 above. Also includes 250,000 shares of Class A common stock underlying options which are currently exercisable.
(12)	Includes options to purchase an aggregate of 1,178,170 Class B units of our operating company that are currently exercisable and which, upon exercise, will entitle the holders to purchase the same number of shares of our Class B common stock, as indicated in footnote (4) above. As indicated in footnotes 5 and 9, also includes shares of Class B common stock held by estate planning vehicles and family members of the executive officers and directors as to which certain beneficial ownership is disclaimed.
(13)	Excludes an aggregate of 161,389 shares of Phantom Stock, the terms of which are described in footnotes 7, 8 and 10 above.
(14)	The number of Class A common stock owned is based on information provided by the Company’s transfer agent, American Stock Transfer & Trust Company, and is as of the Record Date.
(15)	The number of shares owned is based on information included in the Form 13G/A filed by Cacti Asset Management, LLC (“Cacti”), and its related persons and entities, with the SEC on January 2, 2013. According to the Form 13G/A, Cacti has sole dispositive power over 1,003,750 shares of our Class A common stock, shared dispositive power over zero shares of our Class A common stock, sole voting power of over 1,003,750 shares of our Class A common stock and shared voting power over zero shares of our Class A common stock.
(16)	The number of shares owned is based on information included in the Form 13G/A.2 filed by DePrince, Race & Zollo, Inc. (“DePrince”), with the SEC on February 13, 2013. According to the Form 13G, DePrince has sole dispositive power over 778,634 shares of our Class A common stock, shared dispositive power over zero shares of our Class A common stock, sole voting power of over 703,354 shares of our Class A common stock and shared voting power over zero shares of our Class A common stock.
(17)	The number of shares owned is based on information included in the Form 13G filed by Penn Capital Management (“Penn”), with the SEC on February 15, 2013. According to the Form 13G, Penn has sole dispositive power over 561,219 shares of our Class A common stock, shared dispositive power over zero shares of our Class A common stock, sole voting power of over 561,219 shares of our Class A common stock and shared voting power over zero shares of our Class A common stock.
(18)	The number of shares owned is based on information included in the Form 13G filed by Punch & Associates Investment Management, Inc. (“Punch & Associates”), with the SEC on February 19, 2013. According to the Form 13G, Punch & Associates has sole dispositive power over 1,049,308 shares of our Class A common stock, shared dispositive power over zero shares of our Class A common stock, sole voting power of over 887,076 shares of our Class A common stock and shared voting power over 166,232 shares of our Class A common stock.
(19)	The number of shares owned is based on information included in the Form 13G/A filed by The Vanguard Group (“Vanguard”), with the SEC on February 11, 2013. According to the Form 13G/A, Vanguard has sole dispositive power over 617,933 shares of our Class A common stock, shared dispositive power over 28,355 shares of our Class A common stock, sole voting power of over 28,355 shares of our Class A common stock and shared voting power over zero shares of our Class A common stock.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, seven directors are to be elected to serve for a term of one year. The seven nominees for director are:

Richard S. Pzena
John P. Goetz
William L. Lipsey
Steven M. Galbraith
Joel M. Greenblatt
Richard P. Meyerowich
Ronald W. Tysoe

All of the nominees are currently members of our Board of Directors.

Our Board of Directors recommends that the stockholders vote FOR the election of the seven directors named above to our Board.

The persons named in the enclosed proxy card intend to vote for the election of the individuals named above unless the proxy card is marked to indicate a vote to withhold with respect to one or more individuals. Should any of the nominees become unable to serve when the election occurs, it is the intention of the person named in the enclosed proxy card to vote for the election of such other individuals as the Board of Directors recommends.

There is no cumulative voting for the election of directors.

Our Directors and Executive Officers

The following table provides certain information relating to our directors and executive officers. (Ages are given as of the Record Date).

Name	Age	Position
Richard S. Pzena	54	Chairman, Chief Executive Officer, Co-Chief Investment Officer
John P. Goetz	55	President, Co-Chief Investment Officer, Director
William L. Lipsey	54	President, Head of Marketing and Client Service, Director
Gary J. Bachman	45	Chief Financial Officer
Antonio DeSpirito, III	44	Executive Vice President
Michael D. Peterson	48	Executive Vice President
Steven M. Galbraith	50	Director
Joel M. Greenblatt	55	Director
Richard P. Meyerowich	70	Director
Ronald W. Tysoe	60	Director

Richard S. Pzena was appointed our Chairman, Chief Executive Officer and Co-Chief Investment Officer in May 2007. Prior to forming Pzena Investment Management, LLC in 1995, Mr. Pzena was the Director of U.S. Equity Investments and Chief Research Officer for Sanford C. Bernstein & Company. Mr. Pzena joined Sanford C. Bernstein & Company in 1986 as an oil industry analyst. During 1990 and 1991, Mr. Pzena served as Chief Investment Officer, Small Cap Equities, and assumed his broader domestic equity role in 1991. Prior to joining Bernstein, Mr. Pzena worked for the Amoco Corporation in various financial and planning roles. He earned a B.S. summa cum laude and an M.B.A. from the Wharton School of the University of Pennsylvania in 1979 and 1980, respectively.

John P. Goetz was appointed our President, Co-Chief Investment Officer in June 2007, and became a member of our Board of Directors in May 2011. Mr. Goetz joined us in 1996 as Director of Research and has been Co-Chief Investment Officer since 2005. Previously, Mr. Goetz held a range of key positions at Amoco Corporation for over 14 years, most recently as the Global Business Manager for Amoco’s $1 billion polypropylene business, where he had bottom-line responsibility for operations and development worldwide. Prior positions at Amoco included strategic planning, joint venture investments and project financing in various oil and chemical businesses. Prior to joining Amoco, Mr. Goetz had been employed by The Northern

Trust Company and Bank of America. He earned a B.A. summa cum laude in Mathematics and Economics from Wheaton College in 1979 and an M.B.A. from the Kellogg School at Northwestern University in 1982.

William L. Lipsey was appointed our President, and Head of Marketing and Client Service in June 2007, and became a member of our Board of Directors in May 2011. Before joining Pzena Investment Management in 1997, Mr. Lipsey was an Investment Advisory Consultant and a Senior Vice President at Oppenheimer & Company, Inc. Prior to joining Oppenheimer, Mr. Lipsey’s career included positions at Morgan Stanley, Kidder Peabody and Hewitt Associates. At Morgan Stanley and Kidder Peabody, Mr. Lipsey managed assets for institutional and private clients. He earned a B.S. in Economics from the Wharton School of the University of Pennsylvania in 1980 and an M.B.A. in Finance from the University of Chicago in 1986.

Gary J. Bachman was appointed our Chief Financial Officer in September 2012. Prior to joining Pzena Investment Management, Mr. Bachman served as Executive Director of the Investment Bank Finance Department at JP Morgan Chase, from 2008 to 2012. Previous to this, Mr. Bachman worked in the Structured Capital Market group at Barclay’s Capital, and both the Strategic Transaction and Accounting Policy and External Reporting groups at Lehman Brothers, from 2000 to 2008. Mr. Bachman received his B.S. from Binghamton University in 1990 and an M.B.A. from Fordham University in 1998. Mr. Bachman is a Certified Public Accountant.

Antonio DeSpirito, III was appointed Executive Vice President in February 2011. He is also a Portfolio Manager of our Large Cap Focused Value, Focused Value Service, and All Cap Focused Value strategies. Prior to joining Pzena Investment Management in 1996, Mr. DeSpirito was an Associate in the Corporate Department of Ropes & Gray LLP. He earned a B.S. summa cum laude from the Wharton School of the University of Pennsylvania in 1990 and a J.D. magna cum laude from Harvard Law School in 1993.

Michael D. Peterson was appointed Executive Vice President in February 2011. He is also a Portfolio Manager of our Global Focused Value, International (ex-US) Focused Value, International (ex-US) Expanded Value, Global Expanded Value, and European Focused Value strategies. Prior to joining Pzena Investment Management in 1998, Mr. Peterson was an Engagement Manager at McKinsey & Company. At McKinsey, he was a member of the Financial Institutions Group, as well as the Pricing Practice. Prior to joining McKinsey, he was an Assistant Professor at the Indiana University School of Public and Environmental Affairs, where he taught operations research and operations management. He holds a PhD in Management (Operations Research) from the M.I.T. Sloan School of Management, where he was a National Science Foundation fellow from 1989 to 1992. Prior to that, he received a M.A. in Mathematics from the University of Cambridge in 1988 and an A.B. summa cum laude in Economics from Princeton University.

Steven M. Galbraith has been a member of our Board of Directors since October 2007. Mr. Galbraith is a Managing Member of Herring Creek Capital, a registered investment advisor managing private investment funds exclusively for qualified investors. Previously, he had been a partner at Maverick Capital where he had portfolio and general management responsibilities. Prior to joining Maverick Capital in 2004, Mr. Galbraith served as Chief Investment Officer and Chief U.S. Investment Strategist at Morgan Stanley from June 2000 to December 2003. Before joining Morgan Stanley, he was a partner at Sanford Bernstein, where he was an analyst in the packaged foods sector and the securities industry. Mr. Galbraith was also an employee of our operating company from June 1998 to March 1999. Mr. Galbraith is an Adjunct Professor at Columbia University Business School where he teaches securities analysis. He serves on the board of trustees of Tufts University and the National Constitution Center in Philadelphia. Mr. Galbraith is also a member of the board of directors of the Harlem Success Academy, Narragansett Brewing Company, and OnLive. He received his B.A. summa cum laude from Tufts University, where he was elected to Phi Beta Kappa.

Joel M. Greenblatt has been a member of our Board of Directors since October 2007. Mr. Greenblatt has been a Managing Partner of Gotham Capital, a hedge fund that he founded, since 1985, and of Gotham Asset Management since 2002. Mr. Greenblatt is also the Managing Principal of Gotham Asset Management, LLC, a registered investment adviser (formerly known as Formula Investing, LLC). For the past thirteen years, he has been an Adjunct Professor at Columbia University Business School, where he teaches Value and Special Situation Investing. Mr. Greenblatt is the former Chairman of the board of Alliant Techsystems, a NYSE-listed aerospace and defense company. He is the co-chairman of Harlem Success Academy, a charter school in New York City. He is the author of three books, You Can Be A Stock Market Genius (Simon & Schuster,

1997), The Little Book That Beats The Market (John Wiley & Sons, 2005), and The Big Secret for the Small Investor (John Wiley & Sons, 2011). Mr. Greenblatt earned a B.S. and an M.B.A. from the Wharton School of the University of Pennsylvania in 1979 and 1980, respectively.

Richard P. Meyerowich has been a member of our Board of Directors since October 2007. Mr. Meyerowich worked in the New York office of Deloitte & Touche LLP from 1966 to 2005, including as a Senior Partner from 1978 to 2005. Mr. Meyerowich headed the National Investment Management Practice for over ten years and served as lead partner on major investment management entities, including SEC — registered mutual funds, unit investment funds, hedge funds, investment partnerships, separate accounts of insurance companies and commodity pools. He served two terms on the Investment Companies Committee of the American Institute of Certified Public Accountants. From 2005 through 2009, he served as an external consultant for Deloitte & Touche on quality control and technical advice. In March 2011, Mr. Meyerowich became a member of the board of directors of AIG Property Casualty, a global property and casualty insurance subsidiary of American International Group, Inc. Mr. Meyerowich is also a member of the AIG Property Casualty audit committee. Mr. Meyerowich earned a B.S. in Economics from Wagner College in 1965.

Ronald W. Tysoe has been a member of our Board of Directors since December 2008. Mr. Tysoe served as a senior advisor at Perella Weinberg Partners LP, a boutique investment banking firm in New York, from October 2006 through September 2007. Prior to that he was vice chairman, finance and real estate, of Federated Department Stores, Inc. (now Macy’s, Inc.), a position he held since April of 1990. He served as Chief Financial Officer of Federated from 1990 to 1997, and served on the Federated board of directors from 1988 until May of 2005. Mr. Tysoe is a member of the board of directors of Cintas Corporation, a publicly-traded uniform rental and supply company, where he serves as chairman of the audit committee and a member of the corporate governance committee. He is also a member of the board of directors of Taubman Centers, Inc., a publicly-traded real estate investment trust, where he serves as a member of the audit committee and executive committee. Mr. Tysoe is a member of the board of directors of Scripps Networks Interactive, Inc., a publicly-traded media and broadcasting enterprise, where he serves as chairman of the audit committee and as a member of the compensation committee. He is also a member of the board of directors of Canadian Imperial Bank of Commerce, a publicly-traded commercial banking company, and serves as chairman of its audit committee and a member of the corporate governance committee. From 2007 to 2009, Mr. Tysoe was a member of the board of directors of Retail Opportunity Investment Corporation, a real estate investment trust. Mr. Tysoe also served as a member of the board of directors of Ohio Casualty Corporation, a property and casualty insurance company, from 2006 to 2007. Mr. Tysoe earned Bachelor of Commerce and Bachelor of Law degrees from the University of British Columbia in 1977 and 1978, respectively.

All directors of our Company are elected by the stockholders for a one-year term and hold office until their successors are elected and qualified, or until their earlier death, resignation or removal. Officers are chosen by, and serve at the discretion of, the Board of Directors, subject to any applicable employment contracts. There are no family relationships among our directors and officers.

Director Independence

For the year ended December 31, 2012, the Board of Directors determined that Messrs. Galbraith, Greenblatt, Meyerowich and Tysoe are each “independent” for purposes of NYSE corporate governance rules. The current members of our Board of Directors who are not independent are Messrs. Pzena, Goetz and Lipsey.

Although we qualify for the “controlled company” exemption from certain of the corporate governance rules of the NYSE, our corporate governance guidelines mandate that our Board shall be comprised of a majority of directors who qualify as independent directors under the corporate governance rules of the NYSE. In addition, pursuant to the charters of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each director of these committees must be an independent director, as such term is defined in the corporate governance rules of the NYSE.

Under the NYSE corporate governance rules, a director is deemed independent if the director has no disqualifying relationship as defined in the NYSE corporate governance rules, and if the Board of Directors has affirmatively determined that the director has no material relationship with the Company, either directly or as a partner, stockholder, officer or employee of an organization that has a relationship with the Company.

All of the members of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee are “independent directors,” as such term is defined in the rules of the NYSE. The members of our Audit Committee also satisfy the requirements for independence imposed upon audit committee members by Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the SEC.

Factors Involved In Selecting Directors

When considering whether the Board’s directors have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively, in light of the Company’s business and structure, the Nominating and Corporate Governance Committee focused on the information described in each of the Board members’ biographical information set forth above. With regard to Mr. Pzena, the Nominating and Corporate Governance Committee considered his experience as founder and CEO of the Company, and his breadth of knowledge regarding all aspects of the business, including its strategies, operations, and markets, as well as his acute business judgment. With respect to Messrs. Goetz and Lipsey, the Nominating and Corporate Governance Committee considered their experience as founding executive committee members of our operating company, their broad-based knowledge of the business, as well as their extensive industry knowledge. With regard to Messrs. Galbraith and Greenblatt, the Nominating and Corporate Governance Committee considered their extensive investment management experience and their professional standing in the industry. With regard to Messrs. Tysoe and Greenblatt, the Nominating and Corporate Governance Committee considered their prior and current Board experiences and governance skills. With regard to Messrs. Meyerowich and Tysoe, the Nominating and Corporate Governance Committee considered their expertise and background in accounting matters, and their leadership roles at Deloitte & Touche LLP and Federated Department Stores, Inc., respectively, as well as their designations as audit committee financial experts.

Board Leadership Structure

The Nominating and Corporate Governance Committee is responsible for reviewing the leadership structure of our Board of Directors, and additionally reviewing the performance of the Chairman of the Board and Chief Executive Officer.

Since the inception of the Company in October 2007, as permitted by the Company’s Corporate Governance Guidelines, the Chairman of the Board position has been held by Richard S. Pzena, the CEO of our Company and our operating company. The Nominating and Corporate Governance Committee has considered the issue of Mr. Pzena’s combined role, and approved the continuation of this structure for the following reasons:

•	The CEO is most familiar with the day to day operations of the Company.
•	The CEO is in the best position to bring matters before our Board of Directors and serve as its Chairman.
•	A combined CEO and Chairman role provides consistent leadership, stability and continuity for the Company.

The Board of Directors has additionally affirmed the combination of the CEO and Chairman roles for the reasons set forth above. The Board of Directors does not have a lead independent director.

In accordance with our Corporate Governance guidelines, the Company has the option of alternating directors to lead executive sessions of the Board of Directors, or to select a lead independent director. To date, the Company’s independent directors have not named a lead independent director. Accordingly, no single director presides at all executive sessions of the non-management directors, but rather alternate directors lead each of the executive sessions. Accordingly, the role of presiding director at each executive session of non-management directors is regularly rotated among Messrs. Galbraith, Greenblatt, Meyerowich and Tysoe.

Board Risk Oversight Role

Our Board of Directors has delegated the role of risk oversight to its Audit Committee pursuant to the Audit Committee’s charter. Our Audit Committee continues to concentrate on determining the adequacy of the Company’s risk-management programs.

The Company’s approach to risk management includes a variety of internal procedures, test protocols and examinations, including the following:

•	Sarbanes-Oxley annual testing and audit — covering internal controls and financial reporting;
•	SSAE 16 — covering operational risks;
•	Compliance policies and procedures, including annual risk-based testing;
•	Ongoing compliance training; and
•	Disaster recovery procedures and annual testing.

Issues of note resulting from any of the above-enumerated risk management items are brought to the attention of the Audit Committee, when appropriate.

In order to ensure ongoing coordination among its various risk management programs, during the first quarter of 2010, the Audit Committee approved, and the Board of Directors affirmed, the establishment of a Risk Management Committee of our operating company. The purpose of the Risk Management Committee, whose members include department heads or their delegates, is to identify business risks and evaluate the effectiveness of all risk mitigation activities. The Risk Management Committee met three times during 2012.

Meetings of the Board of Directors

The business and affairs of our Company are managed under the direction of our Board of Directors. Members of the Board of Directors are informed about our Company’s affairs through various reports and documents distributed to them, through operating and financial reports routinely presented at meetings of the Board of Directors and committee meetings by the Chairman and other officers, and through other means. In addition, directors of our Company discharge their duties throughout the year not only by attending Board of Directors’ meetings, but also through personal meetings and other communications, including telephone contact with the Chairman and others regarding matters of interest and concern to our Company.

A director is expected to spend the time and effort necessary to properly discharge his responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and the committees on which such director sits, and to review prior to the meetings material distributed in advance for each such meeting.

During our fiscal year ended December 31, 2012, our Company’s Board of Directors held five formal meetings and acted by unanimous written consent in lieu of a meeting on five separate occasions. During our fiscal year ended December 31, 2012, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and any committees on which he served.

Board Committees

Although we qualify for the “controlled company” exemption from certain of the corporate governance rules of the NYSE, our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each consisting solely of independent directors, and our Board of Directors has adopted charters for its committees that comply with the NYSE and SEC rules relating to corporate governance matters.

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our Chief Executive Officer and our Chief Financial Officer, and a Code of Ethics for Senior Financial

Officers. Copies of the board committee charters, as well as our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Code of Ethics for Senior Financial Officers, are available on our website at www.pzena.com. If we make any amendments to our Code of Business Conduct and Ethics or our Code of Ethics for Senior Financial Officers, other than technical, administrative or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of these codes to our Chief Executive Officer or Chief Financial Officer, we will disclose the nature of the amendment or waiver, its effective date, and to whom it applies on our website at www.pzena.com or in a report on Form 8-K filed with the SEC.

In order to communicate any concerns with our non-management directors, interested parties should send comments to the attention of our Corporate Secretary, Joan F. Berger, at our primary offices located at 120 West 45th Street, 20th Floor, New York, New York 10036. All appropriate correspondence will be forwarded to our non-management directors.

Audit Committee

Our Audit Committee assists our Board of Directors in its oversight of the integrity of our consolidated financial statements, our independent registered public accounting firm’s qualifications and independence, and the performance of our independent registered public accounting firm.

Our Audit Committee’s responsibilities include, among others:

•	reviewing the audit plans and findings of our independent registered public accounting firm and our internal audit and risk review staff, as well as the results of regulatory examinations, if any, and tracking management’s corrective action plans, where necessary;
•	reviewing our financial statements, including any significant financial items and/or changes in accounting policies, and/or internal control, with our senior management and independent registered public accounting firm;
•	reviewing our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters; and
•	having the sole discretion to appoint annually our independent registered public accounting firm, evaluate its independence and performance, and set clear hiring policies for employees or former employees of the independent registered public accounting firm.

The current written charter for the Audit Committee was adopted by our Board of Directors on October 24, 2007. A copy of the charter of the Audit Committee is available on our website at www.pzena.com.

Messrs. Galbraith, Meyerowich and Tysoe currently serve on the Audit Committee and Mr. Meyerowich serves as its chair. Our Board of Directors has determined that each of Messrs. Meyerowich and Tysoe is an “audit committee financial expert” as such term is defined in the rules and regulations of the SEC.

In addition to serving on our Audit Committee, Mr. Tysoe serves on the audit committees of four other public companies. Our Board of Directors has determined that such simultaneous service does not impair Mr. Tysoe’s ability to effectively serve on our Audit Committee.

The Audit Committee held five formal meetings during our fiscal year ended December 31, 2012 and acted by unanimous written consent in lieu of a meeting on two occasions during that period.

Compensation Committee

Our Compensation Committee assists our Board of Directors in the discharge of its responsibilities relating to the compensation of our executive officers.

Our Compensation Committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our Board of Directors with respect to, the compensation of our executive officers;

•	overseeing and administering, and making recommendations to our Board of Directors with respect to, our cash and equity incentive plans; and
•	reviewing and making recommendations to the Board of Directors with respect to director compensation.

The current written charter for the Compensation Committee was adopted by our Board of Directors on October 24, 2007. A copy of the charter of the Compensation Committee is available on our website at www.pzena.com.

Messrs. Galbraith, Greenblatt, Meyerowich and Tysoe currently serve on the Compensation Committee and Mr. Galbraith serves as its chair.

The Compensation Committee held six formal meetings during our fiscal year ended December 31, 2012 and acted by unanimous written consent in lieu of a meeting on three occasions during that period.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee assists our Board of Directors by:

•	identifying and recommending to our Board of Directors individuals qualified to serve as directors of the Company and on committees of the Board of Directors;
•	advising the Board of Directors on Board composition, procedures and committees;
•	initiating and overseeing governance policies such as our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Code of Ethics for Senior Financial Officers; and
•	overseeing the evaluation of the Board and Company management.

On October 24, 2007, our Board of Directors adopted a Nominating and Corporate Governance Committee charter. A copy of the charter of the Nominating and Corporate Governance Committee is available on our website at www.pzena.com.

Messrs. Galbraith, Greenblatt, Meyerowich and Tysoe currently serve on the Nominating and Corporate Governance Committee and Mr. Tysoe serves as its chair.

The Nominating and Corporate Governance Committee held five formal meetings during our fiscal year ended December 31, 2012 and acted by unanimous written consent in lieu of a meeting on two occasions during that period.

Director Nominations

Our Corporate Governance Guidelines provide that, in selecting director nominees, the Nominating and Corporate Governance Committee shall consider at a minimum: (a) whether each such nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company, and (b) the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities.

As part of its responsibility to identify and recommend director nominees, our Nominating and Corporate Governance Committee is guided by the diversity considerations set forth in its charter, which state that it shall look at a variety of attributes in selecting candidates for nomination to our Board of Directors, including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, dedication, and lack of conflicts of interest. As part of its periodic self-assessment process, our Nominating and Corporate Governance Committee annually assesses the occupational and personal backgrounds of the members of our Board in order to determine if our Board of Directors, considered as a group, has a sufficient composite mix of experience, knowledge and abilities.

Pursuant to our by-laws, nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (b) by any stockholder of the Company (i) who is a stockholder of record on the date of the giving of the notice and on the record date for the determination of stockholders entitled to notice of, and to vote at, such meeting, and (ii) who complies with the following notice procedures.

For a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Corporate Secretary. To be timely, a stockholder’s notice to the Corporate Secretary must be delivered to, or mailed and received at, the principal executive offices of the Company (a) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed, or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed, or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Corporate Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director, if elected. No person nominated for election by a stockholder shall be eligible for election as a director of the Company unless nominated in accordance with the above procedures. If the chairman of the stockholder meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

The Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Board of Directors believes that it is appropriate for us not to have such a policy in light of the right of stockholders under our by-laws to nominate director candidates directly, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board. Notwithstanding that our Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of director nominees submitted by stockholders, our Board of Directors has adopted a resolution pursuant to which it has directed the Nominating and Corporate Governance Committee to consider director nominees recommended by stockholders. Pursuant to this resolution, a stockholder who desires to recommend a director nominee should send a written statement to Pzena Investment Management, Inc., 120 West 45th Street, 20th Floor, New York, New York 10036 (Attention: Corporate Secretary), within the time frames set forth above with regard to director nominations by stockholders. The written statement should also include the information set forth above required to be included in director nominations by stockholders.

To date, no stockholder nominations for directors have been made nor have any stockholder recommendations for directors been received by the Nominating and Corporate Governance Committee.

Messrs. Pzena, Galbraith, Greenblatt and Meyerowich have served as directors of the Company since the initial public offering of our Class A common stock in October 2007. Mr. Tysoe was appointed a director of the Company in December 2008, and Messrs. Goetz and Lipsey were first elected directors in May 2011.

Communications with the Board

Any interested party wishing to communicate directly with the Board, non-management directors, or an individual director, may do so by writing to the Company’s Corporate Secretary, Pzena Investment Management, Inc., 120 West 45th Street, 20th Floor, New York, New York 10036, Attention: Board of Directors, non-management directors, or the name of the individual director, as applicable. Communications are distributed to the Board, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items that are unrelated to its duties and responsibilities should be excluded, such as mass mailings, resumes, other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request. Any concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the Audit Committee.

Attendance at Annual Meetings by Board Members

The Corporate Governance Guidelines of our Company provide that directors are invited and encouraged to attend our Company’s annual meeting of stockholders and that a director who is unable to attend is expected to notify the Chairman. All seven of our directors attended our 2012 Annual Meeting of Stockholders.

Code of Conduct

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our Chief Executive Officer and our Chief Financial Officer, and a Code of Ethics for Senior Financial Officers. Copies of the Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers, are available on our website at www.pzena.com.

Report of the Audit Committee

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The Audit Committee is appointed by the Board of Directors to assist our Board of Directors in its oversight of the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence, and the performance of our independent registered public accounting firm. Management has primary responsibility for preparing the financial statements and financial reporting process. Our independent auditors for our fiscal year ended December 31, 2012, KPMG LLP, were responsible for expressing an opinion on the conformity of our audited consolidated financial statements and financial statement schedules to accounting principles generally accepted in the United States.

The Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed with management the audited consolidated financial statements of our Company for our fiscal year ended December 31, 2012.
2.	The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, entitled “Communications with Audit Committees” (“SAS 61”), as adopted by the Public Company Accounting Oversight Board. SAS 61 requires the auditor to communicate a number of items to the audit committee during the course of the financial statement audit, including, but not limited to, the auditor’s responsibility under generally accepted auditing standards and significant accounting policies and unusual transactions.
3.	The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence from our Company.
4.	Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of our Company be included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2012, for filing with the Securities and Exchange Commission.

The undersigned members of the Audit Committee have submitted this report to the Board of Directors.

Respectfully submitted:

Audit Committee

Richard P. Meyerowich, Chairman
Steven M. Galbraith
Ronald W. Tysoe

EXECUTIVE COMPENSATION

Compensation Committee Report

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth below, and based upon such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted:
Compensation Committee

Steven M. Galbraith, Chairman
Joel M. Greenblatt
Richard P. Meyerowich
Ronald W. Tysoe

Compensation Discussion and Analysis

This section summarizes the principles underlying our policies relating to our executive officers’ compensation. It generally describes the manner and context in which compensation is earned by, and awarded to, our executive officers and provides perspective on the tables and narratives that follow.

Philosophy and Objectives of Our Executive Compensation Program

Our executive compensation is intended to produce the best possible long-term results for both our investor clients and shareholders. The primary means of alignment between executive officers and shareholder interests is evidenced by the significant holdings held by most of our individual executive officers. This alignment is further enhanced by our annual compensation structure, which is designed to reward performance leading to excellent long-term results. Executive compensation has a base salary component and a bonus component. The bonus itself can be granted in the form of cash or various forms of equity participation. Regardless of form, a portion of the bonus must be deferred pursuant to the Bonus Plan, which absent certain articulated exemptions, is dependent on continued employment with the firm. See “Item 12 — Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters — Bonus Plan” of our Annual Report on Form 10-K for our fiscal year ended December 31, 2012 for a description of the Bonus Plan.

It is intended that the magnitude of the bonus reflect the industry standards for executive responsibilities, and reflect the actual achievement of goals and objectives the Company has set. However, no fixed criteria or formula is used in determining the amount of a bonus. Rather, the Compensation Committee uses its discretion to make a determination of the effectiveness of the executive and the extent of the executive’s contributions to the Company’s success and, based on that determination, recommends bonus amounts to the full Board. The minimum bonus would generally entail compensation below industry norms and reflect poor performance on objectives, while the maximum bonus would reflect superior performance on objectives.

Consistent with this philosophy, 2012 compensation was established to reflect executive officer contributions to the following:

(i)	Develop new leaders to provide succession options for executive committee and other managerial responsibilities.
(ii)	Manage the overall business in a manner consistent with shareholder interests, including:
•	Managing the cost structure to maintain a margin of profitability consistent with leading asset management firms and the overall investment environment.

•	Enhancing the firm’s overall growth through developing global capabilities and introducing new products consistent with clients’ interests.
(iii)	Set an example for employees of the firm in business behavior at an exceptional ethical level, and in compliance with regulatory guidelines.
(iv)	Enhance the reputation and asset gathering capability of the firm, with existing and future clients, through quality interaction and communication.

In addition to the above guidelines, for other than our CEO, who is responsible for all aspects of our operations, specific goals were developed for each executive officer.

For Co-Chief Investment Officers and Executive Vice Presidents:

(i)	Lead the investment team in a manner to promote excellent long term investment performance via superior investment research.
(ii)	Maintain a team-oriented culture that develops and retains the best investment talent.

For President and Head of Marketing and Client Service:

(i)	Expand the business development team and exposure of the Pzena brand in the international marketplace.
(ii)	Lead the client team in a manner which promotes the Pzena brand in the broader institutional investment community and creates lasting client relationships, minimizes client attrition, and raises assets from new and existing clients.

For Chief Financial Officer:

(i)	Oversee the firm’s financial reporting process to achieve accurate and effective financial statements.
(ii)	Enhance the firm’s controllership and financial functions through exemplary leadership.

In determining compensation for all executive officers, the Compensation Committee discusses each named executive officer to determine appropriate bonus levels.

Principal Components of Executive Compensation

We have established compensation practices that directly link compensation with our performance, as described below. These practices apply to all of our professionals, including our named executive officers. Ultimately, ownership in our Company is the primary tool that we use to attract and retain professionals, including the named executive officers. As of the Record Date, our employee members excluding our former Chief Financial Officer, held approximately 61.5% of the ownership interests in our operating company, the substantial majority of which is held by our executive officers, together with their estate planning vehicles.

We provide the following elements of compensation to our named executive officers:

(i)	cash compensation, consisting of a base salary;
(ii)	annual cash bonuses;
(iii)	mandatory deferred compensation;
(iv)	equity-based compensation and related distributions of earnings of our operating company; and
(v)	perquisites.

The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between currently paid out and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. In order to attract and retain qualified personnel, compensation and benefits packages, including those of certain of our named executive officers, are reviewed against relevant industry and geographic peer groups, as compiled by McLagan Partners, a compensation specialist focusing on the asset management industry, but we do not benchmark against peer group data. The universe of companies in the McLagan Partners’ analysis includes over 200 publicly traded asset managers and asset management subsidiaries of larger financial services firms with which we compete, among others. To the extent applicable, the Compensation Committee reviews McLagan Partners’ data by position for the entire universe of companies on a summary basis, as well as data by position for certain subgroups on a summary basis, such as companies with assets under management similar to that of the Company, and a geographic location similar to that of the Company, rather than specific compensation data for individual competitors.

It is customary in the investment management industry to provide for base salaries and discretionary bonuses to be paid to executives upon whom the Company relies for its success. Cash compensation in the form of a fixed base salary and discretionary cash bonuses constitutes only a portion of the compensation that we pay our named executive officers.

(i)	Base Salary. Consistent with industry practice, the base salaries for our named executive officers generally account for a relatively small portion of their overall compensation. Pursuant to their respective Executive Employment Agreements, as amended, and as further discussed below, Messrs. Pzena, Goetz and Lipsey are each entitled to receive a base salary at the annual rate of $300,000. For 2012, Messrs. Pzena, Goetz and Lipsey each received a base salary of $277,500, after a contribution of $22,500 to each of their respective 401(k) accounts.

We have not entered into employment contracts with Mr. Bachman, our Chief Financial Officer, or either of our Executive Vice Presidents, Messrs. DeSpirito and Peterson. We also did not have an employment agreement in place with Mr. Martin, who served as our Chief Financial Officer until September 18, 2012. For 2012, Messrs. DeSpirito and Peterson each received a base salary of $277,500, after a contribution of $22,500 to each of their respective 401(k) accounts. Mr. Martin received a base salary for 2012 of $285,000, after a 401(k) contribution in the amount of $15,000. For 2012, Mr. Bachman received a base salary at an annual rate of $300,000 and was not eligible to participate in the Company’s 401(k) plan.

(ii)	Cash Bonuses. As further discussed below under “Executive Employment Agreements,” each of Messrs. Pzena, Goetz and Lipsey may be paid an annual bonus as determined by the Compensation Committee. In 2012, the Compensation Committee reviewed the aforementioned objectives for the named executive officers, both by individual position, and as a group. Based on an analysis of the relevant objectives, the Compensation Committee determined that for 2012, Messrs. Pzena, Goetz, Lipsey, DeSpirito and Peterson should each receive a total cash bonus in the amount of $1,080,000, which excludes amounts deferred pursuant to the Bonus Plan. In addition, the Compensation Committee approved an additional $540,000 payable to Mr. Lipsey (also subject to the Company’s deferred compensation practices under the Bonus Plan) as a result of compensation modifications relating to the years 2010 and 2011. Of this amount, Mr. Lipsey was paid $100,000 in 2012, consisting of $60,000 in additional cash bonus and $40,000 in the form of deferred compensation (included in the amount reflected for Mr. Lipsey in the “All Other Compensation” column of the “Summary Compensation Table” below). The remaining $440,000 was granted in 2013 in the form of deferred compensation which will vest ratably over a four year period.

Mr. Pzena’s cash bonus was reduced by $45,097 for certain business expenses not reimburseable under the Company’s expense reimbursement policy.

The Compensation Committee also determined that Mr. Bachman, our Chief Financial Officer, should be awarded a cash bonus in the amount of $150,000 for 2012. In addition to the base salary referenced above, in 2012, Mr. Martin, our former Chief Financial Officer, also received a cash payment of $300,000 as determined by the Compensation Committee.

(iii)	Mandatory Deferred Compensation. The purpose of the Bonus Plan is to enable us to attract, retain, motivate and reward highly qualified individuals who provide services to us by, among other things: (a) providing for grants of bonus compensation; and (b) providing that a portion of the bonus awards made to certain highly compensated individuals, including the named executive officers, shall be deferred on a mandatory basis and shall vest, and become payable, over a four-year period. In 2012, a total of $339,936 was deferred on behalf of Mr. Pzena, a total of $410,000 was deferred on behalf of Mr. Lipsey, and a total of $370,000 was deferred on behalf of each of Messrs. Goetz, DeSpirito and Peterson. These amounts are also reflected in the “All Other Compensation” column of the “Summary Compensation Table” below.
(iv)	Equity Based Compensation and Distribution of Earnings of Our Operating Company. We have awarded many of our employees, including our named executive officers, ownership interests in our operating company. Historically, the substantial majority of the remuneration that our CEO and two Presidents received from us consisted of cash distributions in proportion to their respective ownership interests of our operating company. These three executive officers have substantial ownership interests in our operating company. They receive distributions in respect of their membership units in the same amount, and at the same time as distributions are made on all other membership units, including Class A units, which creates an alignment of their interests with those of our Class A stockholders. The amounts of these distributions are not shown in the Summary Compensation Table below because they arise out of their ownership interest in our operating company. At December 31, 2012, 2011 and 2010, our CEO and two Presidents, owned approximately 55.3%, 56.2%, and 56.4%, respectively, of the economic interest in the operating company.

We adopted the LLC 2006 Plan, effective January 1, 2007, which permits the grant of a variety of equity awards relating to membership units of our operating company, including membership units, options to purchase membership units, and other unit-based awards, all of which are subject to vesting provisions. In order to allow for increased equity ownership in our operating company by employee members other than our CEO and two Presidents, we implemented in 2012, an equity incentive program that we intend will result in these other employee members owning up to 25% of the operating company over the next ten years. In this regard, in 2012, we granted Phantom Class B Units of our operating company to certain employees, including both of our Executive Vice Presidents, Messrs. DeSpirito and Peterson. These Phantom Class B Units vest ratably over a ten year period, are subject to continued employment with us, and are not entitled to receive dividends or dividend equivalents until vested into Class B Units. These unit-based awards are reflected in the “Unit Awards” column of the “Summary Compensation Table” below. See “Proposal 3” for a description of the LLC 2006 Plan.

In connection with the commencement of his employment with us, in September 2012, we also awarded 44,484 shares of restricted Class A common stock, pursuant to the Pzena Investment Management, Inc. 2007 Equity Incentive Plan, to Mr. Bachman, our Chief Financial Officer (as further described below under “2012 Grants of Plan-Based Awards”). These shares are subject to vesting provisions, and are not entitled to receive dividends or dividend equivalents until vested. See “Item 12 — Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Transactions — Equity Incentive Plans — 2007 Equity Incentive Plan” for a description of the 2007 Equity Incentive Plan.

As conditions allow, we intend to continue to award equity-based awards under the LLC 2006 Plan and the 2007 Equity Incentive Plan as an incentive to encourage ownership.

(v)	Perquisites. We offer each of our employees, including each of the named executive officers, our investment management services, if they place their funds with us, without charging any advisory fees typically associated with these services; see “Item 13 — Certain Relationships and Related Transactions, and Director Independence — Other Related Party Transactions.” This benefit is provided at no incremental cost to us.

Consideration of Prior Shareholder Advisory Vote on Executive Compensation

At our 2011 annual meeting of shareholders, our shareholders overwhelmingly approved, on an advisory basis, the compensation of our named executive officers. Our Compensation Committee was mindful of the results of the vote, but did not take any compensation actions specifically in response to the executive compensation advisory vote.

In 2011, our shareholders voted, on an advisory basis, on the frequency with which we should hold an advisory vote on executive compensation. Our shareholders voted to have such vote included in our proxy statements every three years. Our board of directors has determined, taking into consideration the shareholder vote in 2011 on the frequency of the advisory vote on executive compensation, to hold an advisory vote on the frequency of executive compensation every three years. Accordingly, we will not be holding another advisory vote on executive compensation until our 2014 annual meeting of shareholders.

Executive Employment Agreements

On October 30, 2007 we entered into employment agreements with each of Messrs. Pzena, Goetz and Lipsey. Pursuant to the terms of the individual employment agreements, (i) Mr. Pzena serves as our Chief Executive Officer, Co-Chief Investment Officer; (ii) Mr. Goetz serves as our President, Co-Chief Investment Officer; and (iii) Mr. Lipsey serves as our President, and Head of Marketing and Client Service. Under the terms of the employment agreements, each of Messrs. Pzena, Goetz and Lipsey served for an initial term of three years, ending October 30, 2010, subject to automatic, successive one-year extensions thereafter unless either party gives the other 60 days prior notice that the term will not be extended. Since then, these agreements have been automatically extended for three successive one-year extensions through October 30, 2013.

In order to be consistent with the philosophy and objectives of the Company’s executive compensation program, as outlined above, on November 1, 2012, we entered into amended employment agreements with each of Messrs. Pzena, Goetz and Lipsey, in order to eliminate “guaranteed payments” to these executive officers. The “guaranteed payments” consisted of a base salary at the annual rate of $300,000, as well as a performance component not to exceed $2,700,000 for any single fiscal year. Under their amended employment agreements, any base salary and/or bonus amounts paid to our CEO and two Presidents (inclusive of any contribution made by these executive officers to their respective 401(k) accounts) will be solely determined by our Compensation Committee and is subject to the provisions of our Bonus Plan. We have not entered into an employment agreements with Messrs. Bachman, DeSpirito and Peterson.

The following is a description of certain restrictive covenants by which our executive officers, as well as other employee members, have agreed to be bound.

Non-Competition

Pursuant to the terms of the amended and restated operating agreement of Pzena Investment Management, LLC, all employees who are members of Pzena Investment Management, LLC have agreed not to compete with us during the term of their employment with us. In addition, each of Messrs. Pzena, Goetz and Lipsey have agreed not to compete with us for a period of three years following the termination of his employment. Other employee members of Pzena Investment Management, LLC, including Messrs. DeSpirito and Peterson, have agreed not to compete with us for a period of up to six months following the termination of his or her employment, if the employee member and his or her permitted transferees collectively hold at that time more than 1.0% of all the Class B units outstanding, and if he or she continues to receive compensation during this non-competition period.

Non-Solicitation

Messrs. Pzena, Goetz and Lipsey have agreed not to solicit our clients or any other employees of Pzena Investment Management, LLC during the term of their employment and for three years thereafter. Other employee members of Pzena Investment Management, LLC, including Messrs. DeSpirito and Peterson, are subject to similar non-solicitation provisions during the term of their employment and 18 months thereafter.

Forfeiture of Class B Units

Unless otherwise determined by our Board of Directors, in its sole discretion, or previously agreed to by the employee member, his or her permitted transferees and us:

•	if an employee member (including our executive officers) is terminated for cause, the employee member and any of his or her permitted transferees would forfeit all of his, her or their unvested

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Class B units, if any, and a number of vested Class B units that is equal to 75% of the number of vested Class B units collectively held by the employee member and his or her permitted transferees, in each case as of the date of the termination of his or her employment, and

•	if our CEO or two Presidents breach any of the non-competition or non-solicitation covenants described above, then he and any of his permitted transferees would forfeit all of his, her or their unvested Class B units, if any, and an aggregate number of vested Class B units that is equal to 50% of the number of vested Class B units collectively held by him and his or her permitted transferees, in each case as of the earlier of the date of his breach or the termination of his employment. If an employee member, including our Executive Vice Presidents, breach any of the non-competition or non-solicitation covenants, then he and any of his permitted transferees would forfeit all of his, her or their unvested Class B units, if any, and an aggregate number of vested Class B units that is equal to 25% of the number of vested Class B units collectively held by him and his or her permitted transferees, in each case as of the earlier of the date of his breach or the termination of his employment.

Summary Executive Compensation

The following table sets forth certain summary information concerning compensation provided by Pzena Investment Management, LLC during the fiscal years ended December 31, 2012, 2011 and 2010 (or for such shorter period as the individual named below served as a named executive officer) to our Chief Executive Officer, our Chief Financial Officer, our two Presidents, our two Executive Vice Presidents and our former Chief Financial Officer, whom we refer to collectively as the named executive officers. The amounts set forth under the Stock and Unit Awards and columns are calculated in accordance with the rules of the SEC and may not reflect actual amounts received by the named executive officer.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)		Stock Awards ($)(3)	Unit Awards ($)(4)	All Other Compensation ($)(5)		Total ($)
Richard S. Pzena,	2012	$277,500	$1,034,903		—	—	$362,436		$1,674,839
Chief Executive Officer,	2011	300,000	999,731		—	—	316,487		1,616,218
Co-Chief Investment Officer	2010	300,000	865,642		—	—	227,095		1,392,737
Gary J. Bachman,	2012	$85,385	$150,000		$233,096	—	—		$468,481
Chief Financial officer(6)
John P. Goetz,	2012	$277,500	$1,080,000		—	—	$392,500		$1,750,000
President, Co-Chief	2011	300,000	1,050,000		—	—	350,000		1,700,000
Investment Officer	2010	300,000	930,000		—	—	270,000		1,500,000
William L. Lipsey,	2012	$277,500	$1,140,000		—	—	$432,500		$1,850,000
President, Marketing	2011	300,000	695,250		—	—	131,750		1,127,000
and Client Services	2010	300,000	600,000		—	—	100,000		1,000,000
Antonio DeSpirito, III,	2012	$277,500	$1,080,000		—	$3,000,000	$392,500		$4,750,000
Executive Vice President(7)	2011	300,000	1,050,000		—	—	350,000		1,700,000
Michael D. Peterson,	2012	$277,500	$1,080,000		—	$3,000,000	$392,500	(8)	$4,750,000
Executive Vice President(7)	2011	300,000	1,050,000		—	—	350,000	(8)	1,700,000
Greg S. Martin,	2012	$285,000	$300,000		—	—	$16,979		$601,979
Former Chief	2011	300,000	235,002	(10)	—	76,554	—		611,556
Financial Officer(9)	2010	300,000	206,673	(11)	—	39,227	—		545,900

(1)	Amounts represent payments of salary made to the named executive officers pursuant to their respective employment agreements, with the exceptions of Messrs. Bachman, DeSpirito, Peterson and Martin, with whom we have not entered into employment agreements. Mr. Bachman’s amount listed above represents actual amount earned in 2012 based on an annual rate of $300,000.
(2)	Amounts represent discretionary bonuses paid to the named executive officers as further discussed above under “Compensation Discussion and Analysis — Principal Components of Executive Compensation — Cash Bonuses.”
(3)	Amounts reflected represent the aggregate grant date fair value of restricted Class A common stock, calculated in accordance with the Stock Compensation Topic of the FASB ASC. For a discussion of the assumptions utilized in calculating grant date fair value, see Note 3 to our consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2012.
(4)	Amounts reflected represent the aggregate grant date fair value of Class B unit based awards of our operating company, on the date of grant, calculated in accordance with the Stock Compensation Topic of the FASB ASC. In December 2012 we granted phantom operating company Class B units under the 2006 Equity Incentive Plan to certain employee members including Messrs. DeSpirito and Mr. Peterson. Amounts reflected represent the aggregate grant date fair value of these phantom units, calculated in accordance with the Stock Compensation Topic of the FASB ASC. These units vest ratably over ten years, are subject to continued employment with the Company and are not entitled to receive dividends or dividend equivalents until vested. For a discussion of the assumptions utilized in calculating grant date fair value, see Note 3 to our consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2012.
(5)	Includes primarily 401(k) contributions plus deferred compensation associated with the Bonus Plan. On January 1, 2007, we instituted the Bonus Plan, pursuant to which employees whose cash compensation is in excess of $600,000 per year are required to defer a portion of their compensation in excess of this amount. Deferred amounts contributed by named executive officers may be credited to an investment account, take the form of Phantom Class B units, or be invested in money market funds, at the employee’s discretion. Amounts shown represent the cash compensation deferred. Pursuant to the plan, each deferred amount vests as follows: (i) 25% on the first anniversary; (ii) 50% on the second anniversary; (iii) 75% on the third anniversary; and (iv) 100% on the fourth anniversary, provided that the named executive officer continues in service with us.

With the exception of Mr. Peterson, the amounts shown do not represent Phantom Class B units, but rather reflect deferrals in one of the other options mentioned above.

Beginning in 2012, the Company initiated an employer sponsored 401(k) contribution plan. Amounts contributed in 2012 were $22,500 for Messrs. Pzena, Goetz, Lipsey, DeSpirito and Peterson. Mr. Martin received $15,000 in 2012.

The table below sets forth the components of “All Other Compensation” received in 2012:

	Deferred Compensation	401(k) Contribution	Other	Total All Other Compensation
Richard S. Pzena	$339,936	$22,500	$—	$362,436
John P. Goetz	370,000	22,500	—	392,500
William L. Lipsey	410,000	22,500	—	432,500
Antonio DeSpiritio, III	370,000	22,500	—	392,500
Michael D. Peterson	370,000	22,500	—	392,500
Gregory S. Martin	—	15,000	1,979	16,979
(6)	Mr. Bachman became our CFO on September 18, 2012.
(7)	Messrs. DeSpirito and Peterson became our Executive Vice Presidents in February 2011.
(8)	Mr. Peterson elected to receive his deferred compensation for 2012 and 2011 in the form of Phantom Class B units, as described in footnote 5 above. These amounts represent the value of 68,518 and 80,831 Phantom Class B units issued on December 31, 2012 and 2011 at $5.40 and $4.33 per unit, respectively.
(9)	Mr. Martin ceased to serve as our Chief Financial Officer in September of 2012.

(10)	Includes the grant of a $65,002 restricted cash-based award made to Mr. Martin on December 21, 2011, of which $21,668 vested immediately, and $43,334 that was deferred, and paid during 2012.
(11)	Includes the grant of a $66,673 restricted cash-based award made to Mr. Martin on December 20, 2010, of which $33,340 vested immediately, and $33,333 was deferred, and paid in two equal annual installments during 2011 and 2012.

2012 Grants of Plan-Based Awards

The following table sets forth information concerning stock grants and unit-based awards made in 2012 to our named executive officers.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock or Unit Awards ($)(1)
Gary J. Bachman	September 18, 2012	44,484	(2)	$233,096
Antonio DeSpirito, III	December 20, 2012	779,221	(3)	$3,000,000
Michael D. Peterson	December 20, 2012	779,221	(3)	$3,000,000

(1)	Amounts reflected represent the fair value of stock grants and unit-based awards, on the date of grant, calculated in accordance with the Stock Compensation Topic of the FASB ASC. For a discussion of the assumptions utilized, see Note 3 to our consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2012.
(2)	Represents shares of restricted Class A common stock (the “Shares”) of the Company awarded under the 2007 Equity Incentive Plan on September 18, 2012. Of these 44,484 Shares, 7,414 vest on January 1, 2013; 18,535 Shares vest on January 1, 2014; and 18,535 Shares vest on January 1, 2015. The Shares are not entitled to receive dividends or dividend equivalents until vested. Although the Shares were granted pursuant to the 2007 Equity Incentive Plan, we do not consider these awards to have been made pursuant to an “equity incentive plan,” as such term is defined in the rules of the SEC, since vesting of the Shares is not tied to our Company’s or our stock’s performance.
(3)	Represents Phantom Class B Units (the “Units”) of the operating company awarded under the LLC 2006 Plan on December 20, 2012. These Units vest ratably over ten years, are subject to continued employment with the Company and are not entitled to receive dividends or dividend equivalents until vested. Although the Units were granted pursuant to the LLC 2006 Plan, we do not consider these awards to have been made pursuant to an “equity incentive plan,” as such term is defined in the rules of the SEC, since vesting of the Units is not tied to our Company’s or our stock’s performance.

We do not include in this table Phantom Class B units issued to Mr. Peterson in connection with his 2012 mandatory deferral of a portion of his compensation, pursuant to the Bonus Plan. However, information related to the issuance of these Phantom Class B units is included under the “All Other Compensation” column of the “Summary Compensation Table” above.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table sets forth information relating to unexercised options, and unvested stock and units, held by any named executive officer as of December 31, 2012.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Richard S. Pzena	December 31, 2008	200,000	—	$4.22	December 31, 2018	—		—
Gary J. Bachman	September 18, 2012	—	—	—	—	44,484	(4)	$240,214	(5)
John P. Goetz	December 31, 2008	200,000	—	4.22	December 31, 2018	—		—
William L. Lipsey	December 31, 2008	200,000	—	4.22	December 31, 2018	—		—
Antonio DeSpirito, III	January 1, 2007	175,000	—	13.53	January 1, 2017	—		—
	January 1, 2008	95,000	—	11.40	January 1, 2018	—		—
	December 31, 2008	148,301	—	4.22	December 31, 2018	—		—
	December 21, 2009	250,000	—	8.00	December 21, 2019	—		—
	December 31, 2010	—	—	—	—	11,905	(6)(7)	64,287
	December 20, 2012	—	—	—	—	779,221	(8)	4,207,793	(9)
Michael D. Peterson	December 31, 2008	159,869	—	4.22	December 31, 2018	—		—
	December 31, 2009	—	—	—	—	10,000	(6)(10)	54,000
	December 31, 2010	—	—	—	—	23,811	(6)(11)	128,579
	December 31, 2011	—	—	—	—	60,624	(6)(12)	327,370
	December 20, 2012	—	—	—	—	779,221	(8)	4,207,793	(9)
	December 31, 2012	—	—	—	—	68,518	(6)(13)	369,997
Gregory S. Martin(14)	December 31, 2008	10,000	—	4.22	December 31, 2018	—		—

(1)	Except for Mr. DeSpirito’s December 21, 2009 grant of 250,000 options to acquire the Company’s Class A common stock, represents options to purchase Class B units of our operating company.
(2)	Except for Mr. DeSpirito’s December 21, 2009 grant of 250,000 options to acquire the Company’s Class A common stock (the option exercise price of which is the fair market value of a share of Class A common stock on the date of grant, as determined by the committee administering the 2007 Equity Incentive Plan), represents the fair market value of a Class B unit on the date of grant, as determined by the committee administering the LLC 2006 Plan.
(3)	Based on the NYSE closing price of $5.40 for the Company’s Class A common stock on December 31, 2012. The market value [Jessica to confirm change] of operating company Class B units is determined by reference to the closing price of our Class A common stock since Class B units are exchangeable for shares of our Class A common stock on a one-for-one basis.
(4)	Represents restricted shares of Class A common stock awarded under the 2007 Equity Incentive Plan on September 18, 2012. Of these 44,484 restricted shares, 7,414 vest on January 1, 2013; 18,535 vest on January 1, 2014; and 18,535 vest on January 1, 2015. The restricted shares are not entitled to receive dividends or dividend equivalents until vested.
(5)	The market value of these restricted Class A common stock, which are not entitled to receive dividends or dividend equivalents until vested, does not reflect the discount that would be applied to such restricted shares as they are not entitled to receive dividends.
(6)	Represents Phantom Class B units issued in connection with the named executive officer’s mandatory deferral of his Restricted Amount pursuant to the Bonus Plan, see “Item 12 — Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters — Bonus Plan — Mandatory Cash Deferral of Restricted Amounts” in our Annual Report on Form 10-K for our

fiscal year ended December 31, 2012 for a discussion of Restricted Amounts. These Phantom Class B units vest ratably over four years. Upon vesting, each Phantom Class B unit becomes a Class B unit of the operating company.
(7)	Represents Phantom Class B units, the next installment of which will vest on December 31, 2013, with the remaining 5,953 Phantom Class B units vesting on December 31, 2014.
(8)	Represents Phantom Class B units of our operating company awarded under the LLC 2006 Plan on December 20, 2012. These Phantom Class B units vest ratably over ten years, beginning on December 20, 2013, are subject to continued employment with the Company, and are not entitled to receive dividends or dividend equivalents until vested.
(9)	The market value of these Phantom Class B units, which are not entitled to receive dividends or dividend equivalents until vested, does not reflect the discount that would be applied to such phantom units, as they are not entitled to receive dividends.
(10)	Represents Phantom Class B units which vest on December 31, 2013.
(11)	Represents Phantom Class B units, the next installment of which will vest on December 31, 2013, with the remaining 11,905 Phantom Class B units vesting on December 31, 2014.
(12)	Represents Phantom Class B units, of which 20,207 will vest on December 31, 2013, 20,207 will vest on December 31, 2014, and the remaining 20,210 will vest on December 31, 2015
(13)	Represents Phantom Class B units which vest ratably over four years, beginning on December 31, 2013.
(14)	Mr. Martin ceased to serve as our Chief Financial Officer in September of 2012.

2012 Stock And Units Vested

The following table sets forth information relating to the vesting of units during 2012.

Name	Number of Shares or Units Acquired on Vesting (#)		Value Realized on Vesting ($)
Antonio DeSpirito, III	5,952	(1)	$32,141	(2)
Michael D. Peterson	42,111	(1)	227,399	(2)
Gregory S. Martin(3)	13,286	(4)	71,744	(5)

(1)	Represents Phantom Class B units which vested on December 31, 2012 and became Class B units of our operating company. The Phantom Class B units were issued in connection with the named executive officer’s mandatory deferral of his Restricted Amount, pursuant to the Bonus Plan.
(2)	Based on the closing price of the Company’s Class A common stock of $5.40 per share on December 31, 2012. The value realized at vesting for operating company Class B units is determined by reference to the closing price of our Class A common stock since Class B units are exchangeable for shares of our Class A common stock on a one-for-one basis.
(3)	Mr. Martin ceased to serve as our Chief Financial Officer in September of 2012.
(4)	Represents Class B units of our operating company which vested on November 23, 2012.
(5)	Based on the closing price of the Company’s Class A common stock of $5.40 per share on November 23, 2012. The value realized at vesting for operating company Class B units is determined by reference to the closing price of our Class A common stock since Class B units are exchangeable for shares of our Class A common stock on a one-for-one basis.

2012 Non-Qualified Deferred Compensation

The following table sets forth information relating to non tax-qualified deferral of compensation by the named executive officers for the year ended December 31, 2012.

Name	Executive Contributions for Year Ended December 31, 2012 ($)(1)(2)	Aggregate Earnings for Year Ended December 31, 2012 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Year Ended December 31, 2012 ($)(4)
Richard S. Pzena	$339,936	$125,572	$304,652	$897,469
John P. Goetz	370,000	72,692	296,388	921,649
William L. Lipsey	410,000	66,101	201,975	716,555
Antonio DeSpirito, III.	370,000	58,073	190,063	821,195
Michael D. Peterson	370,000	146,099	227,399	879,946

(1)	On January 1, 2007, we instituted the Bonus Plan, pursuant to which employees who earn in excess of $600,000 per year in cash compensation are required to defer a portion of their compensation in excess of this amount. Deferred amounts contributed by named executive officers may be credited to an investment account, take the form of phantom Class B units, or be invested in money market funds, at each named executive officer’s discretion. See “Item 12 — Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters — Bonus Plan” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2012 for a description of the Bonus Plan. The amounts in this column reflect the deferred portion of our named executive officer’s compensation.
(2)	All amounts reported in this column are included in the “All Other Compensation” column for 2012 of the Summary Compensation Table above.
(3)	Amounts reflect earnings on the total value of non-qualified deferred compensation.
(4)	Includes amounts reported in previous years, plus or less any gains or losses experienced on such previous contributions in prior years, less any withdrawals and distributions.

Pension Benefits

As of December 31, 2012, none of the named executive officers was a participant in any defined benefit pension plan, whether tax-qualified or supplemental, which was maintained by us, our operating company, or any of its affiliates.

Termination or Change of Control

Neither we nor our operating company maintain any termination or change of control programs. However, the LLC 2006 Plan and the 2007 Equity Incentive Plan both provide that the Compensation Committee will have the discretion to accelerate the vesting of awards granted thereunder upon the occurrence of certain events, including a change of control of our Company. Also, pursuant to the tax receivable agreement described below under “Related Party Transactions — Tax Receivable Agreement,” if certain change of control events were to occur, we would be obligated to make early termination payments to the parties to such tax receivable agreement (including the named executive officers). Furthermore, the Pzena Investment Management, Inc. Non-Employee Director Deferred Compensation Plan provides that each plan participant’s account shall be distributed in shares of our Class A common stock immediately prior to a change in control of our Company, as further described below.

2012 Non-Employee Director Compensation

The following table sets forth information concerning non-employee director compensation for the year ended December 31, 2012. It is our policy not to pay director compensation to directors who are also our employees.

Pursuant to the Pzena Investment Management, Inc. Nonemployee Director Deferred Compensation Plan, described below, each non-employee director was given the option to defer either all or a portion of his 2012 annual retainer of $70,000 in the form of deferred stock units, or “Phantom Stock.” With respect to any non-deferred portion of the annual retainer, each non-employee director was given the option to receive either 100% in cash, 100% in units representing shares of our Class A common stock, or 50% payable in cash and 50% in units representing shares of our Class A common stock. In 2012, all non-employee directors elected to receive their 2012 annual retainers in deferred stock units.

Name	Stock Awards ($)(1)	Total ($)
Steven M. Galbraith	$70,000	$70,000
Joel M. Greenblattot	70,000	70,000
Richard P. Meyerowich	70,000	70,000
Ronald W. Tysoe	70,000	70,000

(1)	On January 1, 2012, each non-employee director was awarded 16,166 deferred stock units, each of which is the economic equivalent of one share of our Class A common stock. We valued these deferred stock units at $4.33 each, the closing price of our Class A common stock on December 31, 2011. The shares of Phantom Stock become payable in a single distribution of shares of our Class A common stock, at such time as elected by the non-employee director when the deferral was made.

Pzena Investment Management, Inc. Non-Employee Director Deferred Compensation Plan

On July 21, 2009, we adopted the Pzena Investment Management, Inc. Nonemployee Director Deferred Compensation Plan, or the Director Plan. The Director Plan is an “unfunded” deferred compensation arrangement designed to attract and retain individuals to serve as non-employee directors of the Company by allowing such individuals to defer payment of all, or a portion, of their director fees into deferred stock units, or Phantom Stock, the value of which is based on the value of shares of Class A common stock of the Company.

Administration.  The Director Plan is administered by the Administrator, as defined in the Director Plan. The Compensation Committee of the Board serves as the Administrator. The Administrator may delegate such duties as it determines, in its discretion, to be necessary or desirable for the administration of the Director Plan.

Participation.  Any nonemployee director may elect to have all or part of the compensation otherwise payable to the director deferred and paid at the time, and in the manner, prescribed in the Director Plan. A nonemployee director wishing to participate in the Director Plan shall make deferrals of compensation no later than December 31 of the Director Plan year immediately preceding the Director Plan year in respect of which such compensation may be earned. Deferrals may be denominated in an aggregate dollar amount, or as a percentage of compensation, and shall be allocated to an account. The Company shall establish a separate account on its books in the name of each participant. Notwithstanding the foregoing, the Administrator may allow a nonemployee director whose service on the Board begins during any Director Plan year to make a deferral election prior to, or within, 30 days after the commencement of such nonemployee director’s service on the Board with respect to compensation to be earned following the date on which such election is made. Elections to defer compensation under the Director Plan shall be made on a year-to-year basis.

Distributions under the Director Plan shall be made in a single distribution of shares of our Class A common stock at such time as elected by the participant when the deferral was made. At the time the deferral election is made, a nonemployee director may elect to receive such participant’s account upon the earlier to occur of: (i) the date of the participant’s death; (ii) the date the participant becomes disabled (as defined in Section 409A(a)(2)(C) of the Internal Revenue Code); (iii) the date of the participant’s separation from service with the Company for any reason other than death; and (iv) a date specified by the participant, provided that the date is not less than five years following the end of the calendar year to which the deferral relates.

Notwithstanding any other provision of the Director Plan to the contrary, in the event of a separation from service during any Director Plan year, no compensation as yet unpaid with respect to such Director Plan year (or any future Director Plan year) may be deferred under the Director Plan.

Method of Deferral of Compensation.  Compensation deferred under the Director Plan shall be deferred in the form of units equal to the number of shares of our Class A common stock hypothetically purchased with deferred compensation. Compensation deferred under the Director Plan for any Director Plan year shall be recorded on the first day of the Director Plan year, subject to forfeiture as set forth in the Director Plan. The number of units to be recorded with respect to each amount of deferred compensation allocated to the account shall be equal to: (i) in the case of compensation that otherwise would have been paid in cash, the quotient obtained by dividing the amount of deferred cash by the fair market value of one share of our Class A common stock on the first day of the Director Plan year with respect to which the deferred compensation relates, and (ii) in the case of compensation that otherwise would have been paid in shares of stock, the number of shares of our Class A common stock that would have been issued to the participant during such Director Plan year absent deferral under the Director Plan. The Administrator’s determination of the value of a unit shall be binding on the Company and its successors, the participants and their beneficiaries.

In the event of a separation from service, any amount deferred under the Director Plan with respect to the calendar quarter in which occurs the effective date of such separation from service, and with respect to the remainder of the applicable Director Plan year (including any dividend equivalents credited thereto), shall be immediately cancelled and forfeited. On the last day of each calendar quarter, amounts deferred under the Director Plan on the first day of the applicable Director Plan year shall become nonforfeitable and shall be distributed in accordance with the terms of the Director Plan.

Additional units shall be credited to a participant’s account as of each date on which cash dividends and/or special dividends and distributions are paid with respect to our Class A common stock (a “Dividend Date”), provided that at least one unit is credited to such participant’s account as of the record date for such dividend or distribution. The number of units to be credited to a participant’s account under the Director Plan as of any dividend date shall equal the quotient obtained by dividing: (i) the product of (a) the number of the units credited to such account on the record date for such dividend or distribution, and (b) the per share dividend (or distribution value) payable on such dividend date by (ii) the fair market value of a share of our Class A common stock as of such dividend date.

Once an election to defer compensation has become irrevocable, a participant may, with the prior consent of the Administrator, modify the time and form of payment of an amount previously deferred under the Director Plan, subject to the certain conditions set forth in the Director Plan.

Distribution of Deferred Compensation.  The Company shall pay to the participant (or the participant’s beneficiary or estate, as applicable) the non-forfeitable balance credited to such participant’s account in a single distribution of shares on the first date of the calendar month following the date or event specified for such distribution by the participant. Distributions shall be made in the form of shares of our Class A common stock.

Notwithstanding any other provision of the Director Plan to the contrary, the Administrator in its sole discretion may at any time authorize the distribution of shares of our Class A common stock of part or all of the participant’s account to such participant prior to the time such amount would otherwise be payable pursuant to the provisions of the Director Plan, in any case where the Administrator determines that the participant has proved an unforeseeable emergency, as defined under Section 409A(a)(2)(B)(ii) of the Internal Revenue Code.

Notwithstanding anything in the Director Plan to the contrary, each participant’s account shall be distributed in shares of our Class A common stock, immediately prior to a change in control, subject to the actual occurrence of the change in control, provided that the event constituting such change in control constitutes a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, in either case, within the meaning of Section 409A of the Internal Revenue Code.

Notwithstanding anything in the Director Plan to the contrary, to the extent necessary to avoid the application of an accelerated or additional tax under Section 409A of the Internal Revenue Code, amounts that would otherwise be payable pursuant to the Director Plan during the six-month period immediately following the participant’s separation from service shall instead be paid on the first business day after the date that is six months following the participant’s separation from service (or upon the participant’s death, if earlier).

The Company intends the following with respect to this Director Plan: (i) that participants will not recognize gross income as a result of participation in the Director Plan unless and until and then only to the extent that distributions are received; (ii) that the Director Plan shall be an “unfunded” plan for purposes of the Employee Retirement Income Security Act of 1974, as amended; and (iii) the design and administration of the Director Plan should comply with the requirements of Section 409A of the Internal Revenue Code. Notwithstanding the foregoing, no nonemployee director, participant, former participant, beneficiary or any other person shall have any recourse against the Company, the Administrator or any of their affiliates, employees, agents, successors, assigns or other representatives if any of those conditions are determined not to be satisfied.

The number of units allocated to accounts shall be adjusted by the Administrator, as it deems appropriate, in the event that the Administrator shall determine that any dividend or other distribution (whether in the form of cash, stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the units such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Director Plan.

The right of any participant to receive future distributions under the Director Plan shall be an unsecured claim against the general assets of the Company.

Termination and Amendment Of The Director Plan.  The Director Plan shall remain in effect until such time as it is terminated by the Company in accordance with the terms of the Director Plan and applicable law. No participant nor the Administrator shall have the power to terminate the Director Plan except as provided in Section 409A of the Internal Revenue Code. Upon termination of the Director Plan, all accounts shall be paid in shares of our Class A common stock to each participant or, if applicable, such participant’s beneficiary or estate. The Company shall use its commercially reasonable best efforts to comply with the provisions of Section 409A of the Internal Revenue Code with respect to termination of the Director Plan in order to ensure that amounts payable in connection with termination of the Director Plan shall not be subject to tax under Section 409A of the Internal Revenue Code. The Director Plan may be amended from time to time by the Administrator, provided that no amendment of the Director Plan shall have a material adverse effect on any participant’s account under the Director Plan without the prior written consent of such participant.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors is responsible for determining executive officer compensation. The Compensation Committee, consisting of Messrs. Galbraith, Greenblatt, Meyerowich and Tysoe, is comprised entirely of independent directors, as defined in the NYSE rules. Members of the Compensation Committee additionally qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

During fiscal 2012, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that had one or more of its executive officers serving as a member of our Board of Directors or our Compensation Committee.

RELATED PARTY TRANSACTIONS

Set forth below is a description of the material transactions between Pzena Investment Management, LLC and certain of our directors, executive officers and beneficial owners of more than 5% of our voting securities, or their respective family members, during our 2012 fiscal year.

Tax Receivable Agreement

On October 30, 2007, we entered into a tax receivable agreement with each holder of Class B units of Pzena Investment Management, LLC outstanding on that date. The terms of this agreement also apply to Class B units that have been or may be issued after such date to existing or new Class B members of the operating company. If applicable, any such new Class B members will become parties to this agreement.

This agreement requires us to pay holders of Class B units 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that we actually realize (or are deemed to realize in the case of an early termination payment by us, or a change in control) as a result of the increases in tax basis described above, and certain other tax benefits related to entering into the tax receivable agreement, including tax benefits attributable to payments thereunder. Cash savings in income tax are computed by comparing our actual income tax liability to the amount of such taxes that we would have been required to pay had there been no increase in our share of the tax basis of the tangible and intangible assets of Pzena Investment Management, LLC.

On November 12, 2012, we entered into an amendment to the tax receivable agreement, to clarify the tax benefit payment methodology.

In 2012, Mr. Greenblatt and his related entities, received an aggregate payment in the amount of $1,065,245 pursuant to the terms of the tax receivable agreement, relating to the years 2010 and 2011.

Resale and Registration Rights Agreement

On October 30, 2007, we entered into a resale and registration rights agreement with each holder of Class B units of Pzena Investment Management, LLC outstanding on that date. The terms of this agreement also apply to Class B units that have been or may be issued after such date to existing or new Class B members of the operating company. If applicable, any such new Class B members will become parties to this agreement.

Pursuant to this agreement, any shares of Class A common stock issued upon exchange of Class B units will be eligible for resale pursuant to a registration statement on Form S-3, or the shelf registration statement, subject to the resale timing and manner limitations described below.

On February 17, 2009, the SEC declared effective our shelf registration statement on Form S-3, in which we registered 57,937,910 shares of our Class A common stock, issuable upon the exchange of an equivalent number of Class B units of the operating company. On January 27, 2012, the SEC declared effective a subsequent registration statement on Form S-3 which registers the resale of 40,114,701 shares of our Class A common stock by the selling stockholders named therein. Also, on March 20, 2013, the SEC declared effective our registration statement on Form S-3, in which we registered up to 529,590 shares of our Class A common stock, issuable upon the exchange of an equivalent number of Class B units of the operating company.

As of October 30, 2011, the fourth anniversary of the consummation of our initial public offering, holders of Class B units are able to exchange their Class B units for shares of our Class A common stock, subject to the exchange timing and volume limitations described above, and will be permitted to sell their shares in any manner, but only at times determined by us, in our sole discretion. We shall provide for at least one exchange date in each twelve-month period, pursuant to which holders of Class A common stock issued upon exchange of vested Class B units can resell such shares of Class A common stock.

In response to certain SEC recommendations regarding our shelf registration statements, we amended our operating agreement during the first quarter of 2012 to remove certain default and other exchange provisions, as further described in the Amendment, dated as of March 5, 2012, to Amended and Restated Operating

Agreement of Pzena Investment Management, LLC, dated as of October 30, 2007, by and among Pzena Investment Management, Inc. as the Managing Member of Pzena Investment Management, LLC and those Class B members whose signatures are affixed thereto, previously filed as an exhibit to the Company’s 2011 Annual Report on Form 10-K.

We have agreed to indemnify the holders of Class B units against any losses or damages resulting from any untrue statement, or omission of material fact, in any registration statement or prospectus pursuant to which they may sell the shares of our Class A common stock that they receive upon exchange of their Class B units, unless such liability arose from the selling stockholder’s misstatement or omission, and the holders have agreed to indemnify us against all losses caused by their misstatements or omissions. We will pay certain expenses incident to our performance under the registration rights agreement, and the selling stockholders will pay certain other expenses, in addition to their respective portions of all underwriting discounts, commissions and transfer taxes relating to the sale of their shares of Class A common stock pursuant to the registration rights agreement.

Other Related Party Transactions

Set forth below is a description of certain other transactions between Pzena Investment Management, LLC and certain of our directors, executive officers and beneficial owners of more than 5% of our voting securities, or their respective family members.

Our operating company manages the personal funds of many of its employees, including certain of our executive officers. In addition, it manages the personal funds of some of its employees’ and certain of its executive officers’ family members. Pursuant to the respective investment management agreements, the operating company waives or reduces its regular advisory fees for these accounts and personal funds. In addition, the operating company pays custody and administrative fees for certain of these accounts and personal funds in order to incubate products or preserve performance history. In 2012, the aggregate value of the advisory fees that we either waived or reduced for executive officers and/or their family members was approximately $362,075, which includes investments via a private fund in which certain of our executive officers participate. Fees waived for Mr. Pzena and/or his family members, and related trusts, were approximately $240,000 in 2012. The aggregate value of the custody and administrative fees paid related to the Company’s executive officers was approximately $132,801.

Related Person Transaction Policy

We have adopted a policy regarding the approval of any transaction, or series of transactions, in which we or any of our subsidiaries is a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person must promptly disclose to our General Counsel any “related person transaction” (defined as any transaction that is required to be disclosed under Item 404(a) of Regulation S-K in which we were, or are to be, a participant, and the amount involved exceeds $120,000, and in which any related person had, or will have, a direct or indirect material interest) and all material facts about the transaction. The General Counsel will then assess and promptly communicate that information to the Audit Committee of our Board of Directors. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will decide whether or not to approve such transaction, and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the Audit Committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed KPMG LLP as our independent auditors for our fiscal year ending December 31, 2013. Stockholders are being asked to ratify this action of the Audit Committee. Our Board of Directors recommends that stockholders vote FOR the ratification of KPMG LLP as our independent auditors for our fiscal year ending December 31, 2013.

Representatives of KPMG LLP, the Company’s auditors for our fiscal year ended December 31, 2012, are expected to be present at the Annual Meeting and available to respond to appropriate questions. Such representatives also will have the opportunity, should they so desire, to make a statement to the stockholders.

On April 5, 2011, after a competitive proposal process, the Audit Committee approved the engagement of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 5, 2011. In connection with the selection of KPMG LLP on March 31, 2011, the Audit Committee decided not to renew the engagement of Ernst & Young LLP as the Company’s independent registered public accounting firm.

During the years ended December 31, 2010 and 2009 and for the period from January 1, 2011 to April 5, 2011, neither the Company nor anyone on its behalf has consulted with KPMG LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The reports of Ernst & Young LLP on the Company’s consolidated financial statements for the years ended December 31, 2010 and 2009 did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2010 and 2009 and for the period from January 1, 2011 to April 5, 2011, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements for such years.

During the years ended December 31, 2010 and 2009 and for the period from January 1, 2011 to April 5, 2011, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

Fees Paid to Independent Registered Public Accounting Firms

Total fees billed for professional services rendered to us by KPMG LLP during the years ended December 31, 2012 and 2011 were as follows:

	For the Year Ended December 31,
	2012	2011
	(in thousands)
Audit Fees	$520	$464
Tax Fees	15	16
All Other Fees	32	20
Total	$567	$500

Audit fees relate to professional services rendered for the audits of the consolidated financial statements of the Company and its subsidiaries, professional services rendered for quarterly reviews of the consolidated financial statements of the Company and its subsidiaries, and the audits of the Company’s affiliated funds. Audit fees also include fees for the audit of special purpose financial statements of the operating company.

Tax fees were for reviews of the Company’s tax returns.

All other fees relate to other attestation services over the Company’s investment performance and fees associated with the review of registration statements.

Pre-Approval Policy

The charter of our Audit Committee provides that the Audit Committee shall appoint our independent auditors and shall review and approve, in advance, our independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and all permitted non-audit engagements and relationships between us and our independent auditors. The charter of the Audit Committee further provides that audit and permitted non-audit services may be approved in advance: (i) by the Audit Committee, or by one or more members of the Audit Committee designated by the Audit Committee; or (ii) based on policies and procedures adopted by the Audit Committee, provided that (a) the policies and procedures are detailed as to the particular service, (b) the Audit Committee is informed of each service on a timely basis, (c) such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management, and (d) such policies and procedures are disclosed in our annual reports. To date, the Audit Committee has not adopted any policies and procedures relating to the pre-approval of audit and permitted non-audit services.

Notwithstanding the foregoing requirement of the charter of the Audit Committee that audit and permitted non-audit services must be approved in advance, the charter of the Audit Committee provides that pre-approval is not necessary for minor non-audit services if (i) the aggregate amount of all such non-audit services provided to us constitutes not more than 5% of the total revenues paid by us to our auditors during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by us at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee. We refer to the foregoing as the “De Minimus Exception.” None of the services listed above for 2012 were approved pursuant to the De Minimus Exception. For 2011, 1.0% of total fees billed were approved pursuant to the De Minimus Exception.

PROPOSAL 3: AMENDMENT TO THE PZENA INVESTMENT MANAGEMENT, LLC
AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN TO AUTHORIZE AN
ADDITIONAL 10,000,000 CLASS B UNITS OF PZENA INVESTMENT MANAGEMENT, LLC
FOR ISSUANCE UNDER THE PLAN

We are asking the Company’s stockholders to approve an amendment to the Pzena Investment Management, LLC Amended and Restated 2006 Equity Incentive Plan, or the LLC 2006 Plan, to increase the total number of Class B units of the operating company authorized for issuance under the LLC 2006 Plan by 10,000,000 units. Following approval of the amendment to the LLC 2006 Plan, the total number of Class B units authorized for issuance under the LLC 2006 Plan would be 20,113,996 Class B units, of which 10,722,126 would be available for future issuance.

Our Board of Directors recommends that stockholders vote FOR the amendment to increase the total number of Class B units of the operating company authorized for issuance under the LLC 2006 Plan by 10,000,000 units.

Upon the adoption of the LLC 2006 Plan, a total of 10,113,996 Class B units were authorized for issuance thereunder. As of the Record Date, an aggregate of 9,391,870 Class B unit-based awards had been granted pursuant to the LLC 2006 Plan and 722,126 Class B units remained available for future grants. To date, the Class B unit-based awards granted under the LLC 2006 Plan have been to employee members of the operating company.

The Board of Directors continues to believe that the LLC 2006 Plan is an important tool for attracting and retaining very qualified people who are essential to the Company’s success, and in aligning those individuals’ long-term interests with those of our stockholders. In order to allow for increased equity ownership in our operating company by employee members other than our CEO and two Presidents, we implemented an equity incentive program in 2012 that we intend will result in these other employee members owning up to 25% of the operating company over the next ten years. In this regard, in 2012, we granted an aggregate of 4,103,896 Phantom Class B Units of our operating company, pursuant to the LLC 2006 Plan, to certain employees. These units vest into Class B units ratably over a ten year period, are subject to continued employment with us, and are not entitled to receive dividends or dividend equivalents until vested. In order to continue granting Class B unit-based awards in this manner, the Company will need to increase the authorized number of Class B units available under the LLC 2006 Plan.

Therefore, on April 5, 2013, the Board of Directors amended the LLC 2006 Plan, subject to the approval of the Company’s stockholders at the 2013 Annual Meeting of stockholders, to increase by 10,000,000 Class B units the maximum aggregate number of units with respect to which awards may be granted under the LLC 2006 Plan. The amendment is intended to ensure that the LLC 2006 Plan will have available the number of Class B units necessary to meet the needs of the Company, and the Board of Directors believes that approval of the amendment to the LLC 2006 Plan is in the best interests of the Company and its stockholders.

The material features of the LLC 2006 Plan are summarized below. The following summary does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the LLC 2006 Plan.

LLC 2006 Plan

The Pzena Investment Management, LLC 2006 Equity Incentive Plan, or the LLC 2006 Plan, became effective on January 1, 2007, and was amended and restated as of October 30, 2007. The following is a description of the material terms of the LLC 2006 Plan. The full text of the LLC 2006 Plan has been filed as an exhibit to our quarterly report on Form 10-Q filed with the SEC on December 5, 2007. The LLC 2006 Plan is a source of equity-based awards to our employees, consultants and other service providers of incentive Class B unit options (within the meaning of Section 422 of the Internal Revenue Code), non-qualified Class B unit options, restricted Class B units and other grants of Class B units.

Administration.  The Compensation Committee of our Board of Directors administers the LLC 2006 Plan. The Compensation Committee may delegate its authority to grant awards under the LLC 2006 Plan in whole, or in part, as it determines, including to a subcommittee consisting solely of at least two non-employee directors within the meaning of Rule 16b-3 of the Exchange Act, and, to the extent required by Section 162(m) of the Internal Revenue Code, “outside directors” within the meaning thereof. The Compensation Committee determines who will receive awards under the LLC 2006 Plan, as well as the form of the awards, the number of units underlying the awards, and the terms and conditions of the awards, consistent with the terms of the LLC 2006 Plan. The Compensation Committee has full authority to interpret and administer the LLC 2006 Plan, which determinations will be final and binding on all parties concerned.

Units Subject to the LLC 2006 Plan.  The total number of Class B units that may be issued under the LLC 2006 Plan is 10,113,996, with 722,126 remaining at the Record Date, subject to adjustment upon the occurrence of certain events, as described below.

We will make available the number of shares of our Class A common stock necessary to satisfy the maximum number of Class B units that may be issued under the LLC 2006 Plan. The Class B units underlying any award granted under the LLC 2006 Plan may again become available for awards under the LLC 2006 Plan, pursuant to the terms therein.

Unit Options.  The Compensation Committee may award non-qualified or incentive unit options under the LLC 2006 Plan. Options granted under the LLC 2006 Plan will become vested and exercisable at such times and upon such terms and conditions as may be determined by the Compensation Committee at the time of grant, but an option will generally not be exercisable for a period of more than ten years after it is granted.

The exercise price per Class B unit for any options awarded will not be less than the fair market value of the Class B unit on the day the option is granted. To the extent permitted by the Compensation Committee, the exercise price of an option may be paid in cash or its equivalent, Class B units having a fair market value equal to the aggregate option exercise price, partially in cash and partially in Class B units, or through the delivery of irrevocable instructions to a broker to sell shares of our Class A common stock issuable upon the exchange of the Class B unit acquired upon exercise of the option and to deliver promptly to us an amount from the proceeds of the sale equal to the aggregate option exercise price.

Other Unit-Based Awards.  The Compensation Committee, in its sole discretion, may grant Class B units and awards that are valued in whole, or in part, by reference to, or are otherwise based on the fair market value of, Class B units. Any of these other Class B unit-based awards may be in such form, and depend on the conditions imposed by the Compensation Committee, including, without limitation, the right to receive, or vest with respect to, one or more units (or the equivalent cash value of such units) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. The Compensation Committee may, in its discretion, determine whether other Class B unit-based awards may be payable in cash, Class B units, or a combination thereof.

LTIP Units.  In the future, we may choose to amend the operating agreement of Pzena Investment Management, LLC to provide for a new class of membership interests that are designed to provide long term incentives to their recipients, or LTIP units, and that may, upon the occurrence of certain events, or the recipient’s achievement of certain goals, convert into Class B units. To the extent provided for, LTIP Units, whether or not vested, would entitle the participant to receive, currently, or on a deferred or contingent basis, distributions or distribution equivalent payments with respect to the number of Class B units corresponding to the LTIP unit, or other distributions from our operating company, and may be structured as “profits interests,” “capital interests” or other types of interests for federal income tax purposes. If provided for in the operating agreement of our operating company, the Compensation Committee may award LTIP units as free-standing awards, or in tandem with other awards under the LLC 2006 Plan. LTIP units would be subject to such conditions and restrictions as the Compensation Committee may determine, including, but not limited to, the conversion ratio, if any, for LTIP units. In addition, the Compensation Committee may provide that distributions in respect of LTIP units are deemed to be reinvested in additional Class B units or LTIP units.

Adjustments Upon Certain Events.  In the event of any change in the outstanding number of membership units of Pzena Investment Management, LLC, by reason of any unit dividend or split, any reorganization, recapitalization, merger, consolidation, spin-off or combination, any distribution to holders of units other than cash dividends, or any other transaction similar to any of the foregoing, the Compensation Committee, or its appointed delegate, in its sole discretion, and without liability to any person, may make such substitution or adjustment, if any, as it deems to be equitable, as to: (i) the number or kind of Class B units, or other securities issued or reserved for issuance pursuant to the LLC 2006 Plan, or pursuant to outstanding awards; (ii) the option price; and/or (iii) any other affected terms of such awards.

Transferability.  Unless otherwise determined by the Compensation Committee, no award granted under the plan will be transferable or assignable by the award recipient.

Amendment and Termination.  We may amend or terminate the LLC 2006 Plan, but no amendment or termination will be made: (i) without the approval of our stockholders, if such action would, except as permitted in order to adjust the shares as described above under the section “— Adjustments Upon Certain Events,” increase the total number of shares reserved for the purposes of the LLC 2006 Plan, or increase the maximum number of shares that may be issued hereunder, or change the maximum number of shares for which awards may be granted to any participant; or (ii) without the consent of a participant, if such action would diminish any of the rights of the participant under any award theretofore granted to such participant under the LLC 2006 Plan; provided, however, that the Compensation Committee may amend the LLC 2006 Plan, and/or any outstanding awards, in such manner as it deems necessary to permit the LLC 2006 Plan, and/or any outstanding awards, to satisfy requirements of the Internal Revenue Code, or other applicable laws.

OTHER MATTERS

Other Matters to be Considered at the Annual Meeting

The Board of Directors does not know of any other business to be presented at the Annual Meeting and does not intend to bring other matters before the Annual Meeting. Under the advance notice provisions of our by-laws, for business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice of the proposal and the proposal must be in proper written form. Our by-laws define what constitutes timely notice and what constitutes proper written form for a stockholder proposal. We have not received any stockholder proposals that comply with the requirements of our by-laws as they relate to stockholders’ proposals and, accordingly, no stockholder proposals will be acted upon at the Annual Meeting. Should any other matters come before the meeting, the persons named in the accompanying proxy card are authorized to vote in their discretion on such matters.

Our next advisory vote on the frequency of advisory votes on the compensation of our named executive officers will be held at our 2014 Annual Meeting of Stockholders, consistent with the 2011 shareholder voting results on the issue and the determination of our Board of Directors.

Solicitation of Proxies

We will bear the cost of solicitation of proxies from our stockholders. In addition to solicitation by mail, the directors and certain officers and employees of our Company may solicit proxies personally. These persons will receive no additional compensation for such services, but will be reimbursed for reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock, and we will reimburse them for their reasonable out-of-pocket expenses.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and NYSE reports of ownership on Form 3 and changes in ownership (including changes in ownership of derivative securities representing the right to acquire our securities) on Forms 4 and 5. Such executive officers, directors and greater than 10% shareholders are required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

Based on a review of such reports, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% shareholders were complied with in respect of our fiscal year ended December 31, 2012.

Stockholder Proposals for the Next Annual Meeting

In order for a stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act to be included in the proxy statement relating to our next annual meeting of stockholders, it must be received by us at our office, 120 West 45th Street, 20th Floor, New York, New York 10036 (Attention: Corporate Secretary), no later than December 18, 2013.

If a stockholder intends to present a proposal for consideration at our 2014 annual meeting of stockholders outside of the processes of Rule 14a-8, including nominating candidates for election as directors, notice of such proposal or nomination must be delivered to our office at 120 West 45th Street, 20th Floor, New York, New York 10036 (Attention: Corporate Secretary) not less than 90 nor more than 120 days prior to the anniversary date of the 2013 Annual Meeting of Stockholders. As a result, notice of such proposal or nomination must be received no earlier than January 16, 2014 and no later than February 15, 2014. Stockholders intending to present a proposal for consideration at an annual meeting outside the processes of Rule 14a-8, including nominating candidates for elections as directors, must comply with the requirements related thereto set forth in our by-laws.

The deadlines above are calculated by reference to the mailing date of the proxy materials for this year’s Annual Meeting and the date of this year’s Annual Meeting. If the date of next year’s annual meeting changes by more than 30 days (i.e., it is held earlier than April 16, 2014 or later than June 15, 2014) we will inform stockholders of such change, and the effect of such change on the deadlines given above, by including notice under Item 5 of Part II in our earliest possible Quarterly Report on Form 10-Q, or, if that is impracticable, by other means reasonably calculated to inform our stockholders of such change and the new deadlines.

Form 10-K of the Company

A copy of our Annual Report to stockholders on Form 10-K for our fiscal year ended December 31, 2012 is enclosed with this Proxy Statement. The Form 10-K included with this Proxy Statement includes financial statements for our fiscal year ended December 31, 2012, but excludes exhibits. Our Form 10-K, which includes the financial statements and exhibits, is available on our website at www.pzena.com.

We will provide, without charge, to any holder of our shares of common stock as of the Record Date, additional copies of our Form 10-K, including the financial statements, but excluding the exhibits, for our fiscal year ended December 31, 2012. Stockholders who wish to receive an additional copy of our Form 10-K should send their requests to us at 120 West 45th Street, 20th Floor, New York, New York 10036 (Attention: Corporate Secretary). Each such request should include a statement by the person making the request that he or she is a beneficial owner of shares of our common stock as of the Record Date.

Householding Information

The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce expenses for companies. While we do not utilize householding, some intermediaries may be householding our proxy materials and our annual reports. Once you have received notice from your broker or another intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise, or until you revoke your consent. If you hold your shares through an intermediary that sent a single copy of this Proxy Statement and a single copy of our Annual Report on Form 10-K for our fiscal year ended December 31, 2012 to multiple stockholders in your household, we will promptly deliver a separate copy of each of these documents to you if you send a written request to us at our principal executive offices located at 120 West 45th Street, 20th Floor, New York, New York 10036 (Attention: Corporate Secretary), or call us at (212) 355-1600. If you hold your shares through an intermediary that is utilizing householding and you want to receive separate copies of our annual report and proxy statement in the future, you should contact your bank, broker or other nominee record holder.

By order of the Board of Directors,

Joan F. Berger
Corporate Secretary

New York, New York
April 17, 2013

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, HOLDERS OF COMMON STOCK ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE MEETING UNLESS YOU FIRST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

ANNUAL MEETING OF STOCKHOLDERS OF

PZENA INVESTMENT MANAGEMENT, INC.

May 16, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
Our proxy statement and Annual Report on
Form 10-K for the fiscal year ended December 31, 2012 are available at http://www.pzena.com/proxy

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20730300000000001000 8 051613

The Board of Directors recommends a vote FOR the election of all nominees for director and for Proposals 2 and 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal 1 - Election of Directors

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

When properly signed, dated and returned, this proxy will be voted in accordance with the choices specified herein. **If no choice is specified, this proxy will be voted "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3. The proxies are authorized to vote in their discretion on such other matters that may properly come before the Annual Meeting and any adjournments and postponements thereof.**

YOUR VOTE IS IMPORTANT

I plan to attend the meeting ☐

Signature of Stockholder ________ Date: ______ Signature of Stockholder ________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Note: Pursuant to Instruction 3 to Item 10 of Schedule 14A of the Securities Exchange Act of 1934, the following written plan document, which is not being mailed to stockholders with the proxy statement, is being filed in electronic format as an appendix to this proxy statement.

As Adopted
by the Board of Directors of
Pzena Investment Management, Inc.
on October 24, 2007
(Amended as of april 5, 2013)

PZENA INVESTMENT MANAGEMENT, LLC

Amended and Restated 2006 Equity Incentive Plan

PZENA INVESTMENT MANAGEMENT, LLC

2006 Equity Incentive Plan

1. Purpose

Pzena Investment Management, LLC hereby adopts this Pzena Investment Management, LLC Amended and Restated 2006 Equity Incentive Plan effective as of October 30, 2007. This Plan is intended to encourage ownership of Class B Units of the Company by persons providing services to the Company and/or its subsidiaries, including members of the Company and employees and consultants of the Company and/or its subsidiaries, and to provide additional incentives for them to promote the success of the Company’s business.

2. Definitions

As used in this Plan, the following terms shall have the following meanings:

2.1. Accelerate, Accelerated, and Acceleration, when used with respect to an Option or Unit-Based Award, means that as of the time of reference the Option or Unit-Based Award will vest and, if applicable, will become exercisable with respect to some or all of the Class B Units or cash equivalent for which such Option or Unit-Based Award was not then otherwise exercisable by its terms, and, when used with respect to Restricted Units, means that the Risk of Forfeiture otherwise applicable to the Class B Units shall expire with respect to some or all of the Class B Units then otherwise subject to the Risk of Forfeiture.

2.2. Award means any grant or sale pursuant to the Plan of Options, Restricted Units, Unit Grants or other Unit-Based Awards or LTIP Units.

2.3. Award Agreement means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

2.4. Cause means “Cause”, as described in the Operating Agreement, provided that references to an “Employee Member” shall be replaced by references to a “Participant.”

2.5. Class A Stock means Class A common stock, par value $0.01 per share, of Pzena Investment Management, Inc.

2.6. Class B Unit means a “Class B Unit” in the Company, as defined in the Operating Agreement.

2.7. Client means “Client”, as described in the Operating Agreement, provided that references to an “Employee Member” shall be replaced by references to a “Participant.”

2.8. Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder. To the extent that reference is made to any particular section of the Code, such reference shall be, where the context so admits, to any corresponding provisions of any succeeding law.

2.9. Committee means any committee of the board of directors of Pzena Investment Management, Inc., in its capacity as the Managing Member of the Company, that is delegated responsibility by such board of directors for the administration of the Plan, as provided in Section 4 of the Plan; provided, that such committee shall be comprised solely of directors of Pzena Investment Management, Inc. who are (a) “non-employee directors” under Rule 16b-3 of the Exchange Act, (b) “outside directors” under Code Section 162(m) and (c) “independent directors” pursuant to New York Stock Exchange requirements. For any period during which no such committee is in existence, “Committee” shall mean the Managing Member and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Managing Member.

2.10. Company means Pzena Investment Management, LLC, a limited liability company organized under the laws of the State of Delaware.

2.11. Confidential Information means “Confidential Information”, as defined in the Operating Agreement.

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2.12. Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

2.13. Fair Market Value of a Class B Unit on any given date means: (i) if the Class A Stock is listed for trading on the New York Stock Exchange, the closing sale price per share of Class A Stock on the New York Stock Exchange on that date (or, if no closing sale price is reported, the last reported sale price), (ii) if the Class A Stock is not listed for trading on the New York Stock Exchange, the closing sale price (or, if no closing sale price is reported, the last reported sale price) as reported on that date in composite transactions for the principal national securities exchange registered pursuant to Section 6(g) of the Exchange Act on which the Class A Stock is listed, (iii) if the Class A Stock is not so listed on a national securities exchange, the last quoted bid price for the Class A Stock on that date in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or (iv) if the Class A Stock is not so quoted by Pink Sheets LLC or a similar organization such value as the Committee, in its sole discretion, shall determine in good faith.

2.14. Good Reason means the occurrence of any of the following events without either (i) the Participant’s prior written consent; or (ii) full cure within 30 days after the Participant gives written notice to the Company describing the event in reasonable detail and requesting cure: any material diminution in the Participant’s title, responsibilities or authority with the Company; or any relocation of the Participant’s place of employment to a location that is more than 50 miles from both the Company’s principal office and the Participant’s then current principal residence.

2.15. Grant Date means the date as of which an Option is granted, as determined under Section 6.1(a).

2.16. Investment Advisory Services means any services that involve (i) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds), (ii) the giving of advice with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds), or (iii) otherwise acting as an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended (whether or not required to be registered under such act), and performing activities related or incidental thereto, provided that “Investment Advisory Services” shall exclude any service in respect of which no compensation or economic benefit is provided directly or indirectly to any person in respect of such service.

2.17. IPO means the initial public offering of Class A Stock, as contemplated in the registration statement on Form S-1 of Pzena Investment Management, Inc. (No. 333-143660).

2.18. LTIP Unit means a certain class or classes of membership interests in the Company which, upon the occurrence of certain events, may convert into Class B Units.

2.19. Managing Member has the meaning set forth in the Operating Agreement

2.20. Obligations means the Participant not engaging in any of the following activies: (i) directly or indirectly, whether as an officer, director, owner, partner, investor, member, adviser, representative, consultant, agent, employee, co-venturer or otherwise, providing Investment Advisory Services, except in the performance of his duties with the Company, or engaging, or assisting others to engage, in whole or in part, in any business in competition with the business of the Company, (ii) directly or indirectly (other than in the course of performing his duties to the Company) (a) soliciting the hiring of or hiring any employee of the Company or any person who, within the prior six months, had been an employee of the Company, assisting in, or encouraging such hiring by any person or encouraging any such employee to terminate or alter his relationship with the Company; (b) in competition with the Company, soliciting, seeking, inducing, pursuing in any way, or accepting a business relationship of any kind with, any person who is a Client of the Company, including by way of indirect or sub-advisory arrangements (such obligation to include the duty of the Participant to decline any such offered business activity even if unsolicited); (c) otherwise soliciting, encouraging or inducing any Client to terminate or reduce its business or relationship with the Company; or (d) otherwise take any action or have any communication with any person the purpose of which is, or the reasonably likely effect of which could be, to cause any such Client to terminate, alter, reduce, modify or restrict in any way its relationship or business with the Company; or (iii) except as required by law or on the written request or with the written consent of the Company, disclosing any Confidential Information, directly or indirectly, or using Confidential Information in any way.

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2.21. Operating Agreement means the Company’s Amended and Restated Operating Agreement, dated as of October 30, 2007, as in effect from time to time.

2.22. Option means an option to purchase Class B Units of the Company.

2.23. Optionee means a Participant to whom an Option shall have been granted under the Plan.

2.24. Participant means any holder of an outstanding Award under the Plan.

2.25. Plan means this Pzena Investment Management, LLC 2006 Amended and Restated Equity Incentive Plan, as amended from time to time, and including any attachments or addenda hereto.

2.26. Restricted Units means Class B Units issued or sold to a Participant subject to a Risk of Forfeiture.

2.27. Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Units, during which such Restricted Units are subject to a Risk of Forfeiture described in the applicable Award Agreement.

2.28. Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Units, including a right in the Company to reacquire the Restricted Units at less than their then Fair Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

2.29. Securities Act means the Securities Act of 1933, as amended from time to time.

2.30. Unit Grant means a grant of Class B Units not subject to restrictions or other forfeiture conditions.

2.31. Unit-Based Award means an Award granted pursuant to Section 6.4 of the Plan.

3. Term of the Plan

Unless the Plan shall have been earlier terminated by the Company, Awards may be granted under this Plan at any time in the period commencing on the date of approval of the Plan by the Company and ending immediately prior to the tenth anniversary of such date. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan.

4. Administration

The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Managing Member may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and provided further, however, that the Committee may delegate to one or more “executive officers” (as defined under applicable rules promulgated under the Exchange Act) the authority to grant Awards hereunder to employees who are not executive officers, and to consultants, in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the member, employee or consultant to receive the Award and the form of Award. In making such determinations, the Committee may take into account the nature of the services rendered by such members, employees and consultants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

5. Authorization of Grants

5.1. Eligibility.  The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any service provider

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to the Company or any of its subsidiaries, including members of the Company and employees and consultants of the Company and/or its subsidiaries.

5.2. General Terms of Awards.  Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in Section 6), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. Restricted Units and Units Grants under the Plan shall at all times be subject to the terms of the Operating Agreement.

5.3. Non-Transferability of Awards.  Awards shall not be transferable, and no Awards or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative. Notwithstanding the foregoing, Unit Grants and, following lapse of the Restriction Period, Restricted Units may be transferred in accordance with the provisions of the Operating Agreement.

5.4. Conditions to Receipt of Awards.

(a) No prospective Participant shall have any rights with respect to an Award unless and until such Participant has executed an agreement evidencing the Award, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of such Award.

(b) Notwithstanding anything herein to the contrary, no Award of Options, Restricted Units, Unit Grants, other Unit- Based Awards, LTIP Units and no issuance of Class B Units upon exercise of an Option or the settlement of any Unit-Based Award, may be made to a person who has committed any act which could serve as a basis for (i) denial, suspension or revocation of the registration of any investment adviser, including the Company, under Section 203(e) of the Investment Advisers Act of 1940, as amended, or Rule 206(4)-4(b) thereunder, or for disqualification of any investment adviser, including the Company, as an investment adviser to a registered investment company pursuant to Sections 9(a) or 9(b) of the Investment Company Act of 1940, as amended, (ii) precluding the Company from acting as a fiduciary by operation of Section 411 of the Employee Retirement Income Security Act of 1974, as amended, or (iii) the Company failing to qualify as a “qualified professional asset manager” within the meaning of Department of Labor Prohibited Transaction Exemption 84-14.

(c) Each Award of Restricted Units, Unit Grants, other Unit-based Awards or LTIP Units and each issuance of Class B Units to the recipient of an Award of Options upon exercise of the Options or upon settlement of a Unit-Based Award, shall be conditioned upon the recipient’s execution of the Operating Agreement or an agreement of accession thereto.

5.5. Units Subject to Plan.  The maximum number of Class B Units reserved for the grant or settlement of Awards under the Plan shall be 20,113,996 Class B Units, subject to adjustment as provided herein. If any Class B Units subject to an Award are forfeited, canceled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Class B Units to the Participant, the Class B Units with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, Class B Units that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any Class B Units exchanged by a Participant or withheld by the Company to satisfy the tax withholding obligations related to any Award under the Plan, shall not be available for subsequent Awards under the Plan.

6. Specific Terms of Awards

6.1. Options.

(a) Date of Grant.  The granting of an Option shall take place at the time specified in the Award Agreement.

(b) Exercise Price.  The price at which a Class B Unit may be acquired under each Option shall be no less than 100% of the Fair Market Value of such Class B Unit on the Grant Date.

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(c) Option Period.  The exercise period with respect to each Option shall be determined in the sole discretion of the Committee and specified in each Award Agreement; provided, however, that no Option may be exercised on or after the tenth anniversary of the Grant Date.

(d) Exercisability.  An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine and as set forth in each Award Agreement. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time.

(e) Termination of Association with the Company — Generally.  Unless the Committee shall provide otherwise for any Award with respect to any Option and except as provided in Section 6.1(f), if the Optionee’s employment or other association with the Company ends for any reason, any outstanding Option of the Optionee shall cease to be exercisable in any respect and shall terminate not later than 90 days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event (and to the extent not then exercisable, shall terminate as of the date of such event), after giving effect to the last sentence of this Section 6(e). Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Optionee’s reemployment rights, if any, are guaranteed by statute or by contract. Notwithstanding anything contained herein to the contrary, unless the Committee shall otherwise provide, an Optionee shall immediately become fully vested in all Options if (i) such Optionee dies while employed by or providing services to the Company, (ii) such Optionee’s employment with or provision of services to the Company is terminated by the Company without Cause or (iii) such Optionee voluntarily terminates the provision of services to or employment with the Company with Good Reason; provided, that any termination of an Optionee’s employment (x) by reason of the Company’s waiver of any termination notice period given by an Optionee or (y) by the Company after such Optionee has given notice of voluntary termination will, in either case, be deemed a voluntary termination as of the date of the Optionee’s actual termination of employment.

(f) Termination of Association with the Company Following Ten Years of Continuous Service.   Notwithstanding anything contained herein to the contrary and unless the Committee shall provide otherwise for any Award with respect to any Option, in the event the Optionee voluntarily terminates employment or other association with the Company and has, as of the time of such termination, been employed by or providing services to the Company for a continuous period of no less than ten years, then (i) such Optionee will, subject to the Optionee’s continued compliance with the Obligations, continue to vest in any outstanding Options held by the Optionee in accordance with the vesting schedule set forth in the Award Agreement and (ii) any outstanding Option of the Optionee will remain outstanding until the earlier to occur of (x) the expiration date of such Option and (y) the date the Optionee violates any of the Obligations.

(g) Method of Exercise.  An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 12, specifying the number of Class B Units with respect to which the Option is then being exercised. Where the exercise of an Option is to be accompanied by payment, the Committee may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Committee, or (b) if so permitted by the Committee, (i) through the delivery of Class B Units that have a Fair Market Value equal to the exercise price, except where payment by delivery of Class B Units would adversely affect the Company’s results of operations under U.S. generally accepted accounting principles or where payment by delivery of Class B Units outstanding for less than six months would require application of securities laws relating to profit realized on such Class B Units, (ii) by other means acceptable to the Committee, or (iii) by means of withholding of Class B Units, with an aggregate Fair Market Value equal to (A) the aggregate exercise price and (B) unless the Company is precluded or restricted from doing so under debt covenants, minimum statutory withholding taxes with respect to such exercise, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of Class B Units in payment of the exercise price under clause (g)(i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Committee may prescribe.

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(h) No Certificates.  Class B Units are not represented by certificates. The “issuance” of Class B Units pursuant to the exercise of an Option granted under the Plan shall not require the creation or delivery of a certificate or other evidence of ownership, other than that provided by the applicable Award Agreement, but instead only the Company’s recognition of the Optionee on its books and records as the beneficial holder of such Class B Units.

(i) Rights Pending Exercise.  No person holding an Option shall be deemed for any purpose to be a member of the Company with respect to any of the Class B Units issuable pursuant to his or her Option, except to the extent that the Option shall have been exercised with respect thereto.

6.2. Restricted Units.

(a) Purchase Price.  Class B Units or Restricted Units shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

(b) No Certificates.  Class B Units are not represented by certificates. The “issuance” of Class B Units or Restricted Units under the Plan shall not require the creation or delivery of a certificate or other evidence of ownership, other than that provided by the applicable Award Agreement, but instead only the Company’s recognition of the Participant on its books and records as the beneficial holder of such Class B Units or Restricted Units.

(c) Restrictions and Restriction Period.  During the Restriction Period applicable to Restricted Units, such Restricted Units shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(d) Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award.   Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Units, the Participant shall have all of the rights of a holder of Class B Units of the Company, including the right to receive any distributions with respect to, the Restricted Units.

(e) Termination of Association with the Company — Generally.  Unless the Committee shall provide otherwise for any Award of Restricted Units and except as provided in Section 6.2(f), upon termination of a Participant’s employment or other association with the Company and its subsidiaries for any reason during the Restriction Period, all Restricted Units still subject to Risk of Forfeiture shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the Award Agreement; provided, however, that military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association if it does not exceed the longer of ninety (90) days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract. Notwithstanding anything contained herein to the contrary, unless the Committee provides otherwise, the Restriction Period applicable to Restricted Units shall immediately lapse if (i) such Participant dies while employed by or providing services to the Company, (ii) such Participant’s employment with or provision of services to the Company is terminated by the Company without Cause or (iii) such Participant voluntarily terminates the provision of services to or employment with the Company with Good Reason; provided, that any termination of a Participant’s employment (x) by reason of the Company’s waiver of any termination notice period given by a Participant or (y) by the Company after such Participant has given notice of voluntary termination will, in either case, be deemed a voluntary termination as of the date of the Participant’s actual termination of employment.

(f) Termination of Association with the Company Following Ten Years of Continuous Service.   Notwithstanding anything contained herein to the contrary and unless the Committee shall provide otherwise for any Award of Restricted Units with respect to any Option, in the event a Participant voluntarily terminates employment or other association with the Company and has, as of the time of such termination, been employed by or providing services to the Company for a continuous period of no less

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than ten years, then (i) such Participant will, subject to the Participant’s continued compliance with the Obligations, continue to vest in any outstanding Restricted Units subject to a Risk of Forfeiture in accordance with the vesting schedule set forth in the Award Agreement and (ii) any outstanding Restricted Units held by the Participant will remain outstanding until the earlier to occur of (x) the expiration date of such Restricted Units and (y) the date the Participant violates any of the Obligations.

6.3. Unit Grants.  Class B Unit Grants shall be awarded solely in recognition of significant contributions to the success of the Company, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Unit Grants shall be made without forfeiture conditions of any kind.

6.4. Unit-Based Awards.  The Committee, in its sole discretion, may grant Awards of phantom Class B Units and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of a Class B Unit. Such Unit-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Class B Units (or the equivalent cash value of such Class B Units) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Unit-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine: (a) the number of Class B Units to be awarded under (or otherwise related to) such Unit-Based Awards; (b) whether such Unit-Based Awards shall be settled in cash, Class B Units or a combination of cash and Class B Units; and (c) all other terms and conditions of such Unit-Based Awards (including, without limitation, the vesting provisions thereof).

6.5. LTIP Units.  LTIP Units may be granted as free-standing awards or in tandem with other Awards under the Plan, and may be valued by reference to the Class B Units, and will be subject to such other conditions and restrictions as the Committee, in its sole and absolute discretion, may determine, including, but not limited to, continued employment or service, computation of financial metrics and/or achievement of pre-established performance goals and objectives. LTIP Units, whether vested or unvested, may entitle the participant to receive, currently or on a deferred or contingent basis, distributions or distribution equivalent payments with respect to the number of Class B Units corresponding to the LTIP Unit or other distributions from the Company and the Committee may provide in the applicable Award Agreement that such amounts (if any) shall be deemed to have been reinvested in additional Class B Units or LTIP Units. The LTIP Units granted under the Plan will be subject to such terms and conditions as may be determined by the Administrator in its sole and absolute discretion, including, but not limited to the conversion ratio, if any, pursuant to which LTIP Units may be exchanged for Class B Units in accordance with the terms of the Operating Agreement. LTIP Units may be structured as “profits interests,” “capital interests” or other types of interests for federal income tax purposes.

6.6. Awards to Participants Outside the United States.  The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award.

7. Adjustment Provisions

7.1. Adjustment for Company Actions.  Subject to Section 7.2, if subsequent to the adoption of the Plan by the Company the outstanding Class B Units are increased, decreased, or exchanged for a different number or kind of units or other securities, or if additional units or new or different units or other securities are distributed with respect to Class B Units, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, dividend, unit split, reverse unit split, or other similar distribution with respect to such Class B Units, the Committee shall make an

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adjustment, to the extent appropriate and proportionate, in (i) the numbers and kinds of Class B Units or other securities subject to the then outstanding Awards, and (ii) the exercise price for each Class B Unit or other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable).

7.2. Reorganizations.  Upon a sale, merger, reorganization, separation or liquidation of the Company or a sale of all or substantially all of the Company’s assets, except to the extent modified by an applicable Award Agreement, the Committee shall have the discretion, exercisable either in advance of such a transaction or at the time thereof, to provide for one or more of the following: (i) the continuation of outstanding Awards after the transaction without change (ii) the cash-out of outstanding Options as of the time of the transaction as part of the transaction for an amount equal to the difference between the price that would have been paid for the Class B Units subject to such outstanding Options if such Options were exercised upon the closing of such transaction and the exercise price of such outstanding Options; provided that if the exercise price of the Options exceeds the price that would have been paid for the Class B Units subject to the outstanding Options if such Options were exercised upon the closing of the transaction, then such Options may be cancelled without making a payment to the Optionees, (iii) the expiration of the exercise period for outstanding Options upon the closing of the transaction, (iv) the cancellation of outstanding Restricted Units and/or Unit-Based Awards and payment to the Participants holding such Restricted Units and/or Unit-Based Awards equal to the value of the underlying Class B Units as of the closing date of the transaction, in such form and at such time as the Committee shall determine, (v) a requirement that the buyer in the transaction assume outstanding Options and/or Restricted Units and/or Unit-Based Awards, (vi) a requirement that the buyer in the transaction substitute outstanding Options with comparable options to purchase the equity interests of the buyer or its parent and/or substitute outstanding Restricted Units and/or Unit-Based Awards with comparable restricted stock or units of the buyer or its parent, and (vii) the Acceleration of outstanding Options, Restricted Units and Unit-Based Awards. Each outstanding Option, Restricted Unit and Unit-Based Award that is assumed in connection with such a transaction, or is otherwise to continue in effect subsequent to the transaction, will be appropriately adjusted, immediately after the transaction, as to the number and class of securities and, with respect to an Option, the price at which it may be exercised, in accordance with Section 7.1.

7.3. Dissolution or Liquidation.  Upon dissolution or liquidation of the Company, other than as part of a transaction referred to in Section 7.2, each outstanding Option shall terminate, but the Optionee (if at the time in the employ of or otherwise associated with the Company) shall have the right, immediately prior to the dissolution or liquidation, to exercise the Option to the extent exercisable on the date of dissolution or liquidation.

7.4. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  In the event of any Company action not specifically covered by the preceding Sections, including but not limited to an extraordinary cash distribution on Units, a Company separation, spin-off, split off or other reorganization or liquidation, the Committee shall make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances.

7.5. Related Matters.  Any adjustment in Awards made pursuant to this Section 7 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture and applicable repurchase prices for Restricted Units and Unit-Based Awards, which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and Company action other than as expressly contemplated in this Section 7. No fraction of a Class B Unit shall be issued or purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of Class B Units covered by an Award shall cause such number to include a fraction of a Class B Unit, such number of Class B Units shall be adjusted to the nearest smaller whole number of Class B Units.

8. Settlement of Awards

8.1. Violation of Law.  Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of Class B Units or LTIP Units covered by an Award may constitute a violation of law, then the Company may delay such issuance and

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the delivery of such Class B Units or LTIP Units, as applicable, until approval shall have been obtained from such governmental agencies as may be required under any applicable law, rule, or regulation, and the Company shall take all reasonable efforts to obtain such approval.

8.2. Restrictions on Rights in Units.  Any Class B Unit or LTIP Unit to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Formation of the Company, as amended from time to time, and the Operating Agreement, as amended from time to time.

8.3. Investment Representations.  The Company shall be under no obligation to issue any Class B Units or LTIP Units covered by any Award unless the intended recipient has made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such Class B Units or LTIP Units, as applicable, will be exempt from the registration requirements of the Securities Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the Class B Units or LTIP Units, as applicable, for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such Class B Units or LTIP Units.

8.4. Registration.  If the Company shall deem it necessary or desirable to register under the Securities Act or other applicable statutes any Class B Units or LTIP Units issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such Class B Units or LTIP Units, as applicable for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its Managing Member, officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of Class B Units or LTIP Units, as applicable, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any Class B Units or LTIP Units, as applicable, during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities.

8.5. Tax Withholding.  Whenever Class B Units or LTIP Units are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company in cash an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) coincident with the recipient’s exercise of such Option or receipt of Class B Units or LTIP Units, as applicable. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award.

9. No Special Employment or Other Rights

Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company or any of its subsidiaries, or interfere in any way with the right of the Company or any of its subsidiaries, subject to the terms of any separate employment or consulting agreement, any provision of law, the Company’s Certificate of Formation or the Operating Agreement to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company or any of its subsidiaries.

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10. Nonexclusivity of the Plan

The adoption of the Plan by the Company shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of options and restricted units other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

11. Termination and Amendment of the Plan and Awards

The Company may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Company otherwise expressly provides, or may deem necessary or appropriate to comply with applicable law, including without limitation the provisions of Section 409A of the Code, no termination or amendment of the Plan may adversely affect the rights of the recipient of an Award previously granted hereunder without the consent of the recipient of such Award.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan, and further provided that, other than as the Committee may deem necessary or appropriate to comply with applicable law, including without limitation the provisions of Section 409A of the Code, no amendment or modification of an outstanding Award may adversely affect the rights of the recipient of such Award without his or her consent.

12. Notices and Other Communications

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or by facsimile with a confirmation copy by regular, certified or overnight mail, addressed or sent by facsimile, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of the Managing Member, or to such other address or facsimile number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of mailing, when received by the addressee, and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

13. Governing Law

The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof.

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